Exhibit 10(l)

BANKNORTH GROUP, INC. 401(k) PLAN

     The Banknorth Group, Inc. 401(k) Plan (the “Plan”) set forth herein is effective generally January 1, 2004 (“Effective Date”). The Plan is a continuation of the Banknorth Group, Inc. Thrift Incentive Plan, which was last amended and restated effective generally January 1, 1996, the Banknorth Group, Inc. Profit Sharing and Employee Stock Ownership Plan, which was last amended and restated effective generally January 1, 1997, reflecting the merger of such plans as of January 1, 2001, and the subsequent merger into this Plan of the Predecessor Plans listed in the Appendix. The provisions of the Plan shall apply to eligible employees who terminate employment with Banknorth Group, Inc. and all affiliated companies on or after January 1, 2004, except as is otherwise indicated herein or may be required in accordance with applicable law.

     The Plan is intended to qualify as a profit-sharing plan with a cash or deferred arrangement under Section 401(a) and (k) of the Internal Revenue Code of 1986, as amended (“Code”), as a stock bonus plan under Section 401(a) of the Code, and as an employee stock ownership plan under Section 4975(e)(7) of the Code. The related Trust is intended to be exempt from federal income tax under Section 501(a) of the Code. The Plan and Trust are further intended to comply with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan and trust agreement shall be construed, wherever possible, so as to maintain such qualified and tax-exempt status and to satisfy the applicable requirements of ERISA.

DEFINITIONS

     When the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary. Additional words and phrases are defined in the text of the Plan. Words in the masculine gender shall be construed to include the feminine gender, and words in the singular shall be construed to included the plural and vice versa, unless the context clearly indicates otherwise.

     “Acquisition Loan” means a loan (or other extension of credit) made to the Trustee for the purpose of financing the acquisition of Stock or repaying a prior Acquisition Loan pursuant to Article VII, which loan may constitute an extension of credit to the Trustee and the Trust Fund from a Party in Interest and is intended to fall within the scope of the exemptions set forth in ERISA Section 408(b)(3) and Code Section 4975(d)(3).

     “Actual Deferral Percentage” means, for any Plan Year, the average of the ratios, calculated separately for each Participant in a specified group of Participants, of (a) the amount of the Salary Deferrals actually paid to the Trust on behalf of each such Participant for such Plan Year, over (b) the total Earnings paid to each such Participant during such Plan Year. Prior to computing such average, the ratio of each Participant shall be expressed as a percentage that is rounded to the nearest one hundredth of one percent (0.01%). If a Participant does not make any Salary Deferrals for the Plan Year, such Participant’s ratio for such year shall be zero. At the election of the Plan Administrator, Matching Contributions and Qualified Nonelective Contributions may be treated as Salary Deferrals in accordance with the provisions of Treas. Reg. § 1.401(k)-l(b)(5), which is incorporated by reference herein. Any Salary Deferrals or Qualified Nonelective Contributions that are taken into account in determining the Average

Contribution Percentage for a Plan Year shall be disregarded in determining the Actual Deferral Percentage for such year.

     Notwithstanding the foregoing, for purposes of determining whether the Early Participant Deferral Portion of the Plan meets the requirements of Section 3.04(a) with respect to any Plan Year, the Actual Deferral Percentage shall be calculated by taking into account only Participants who have not completed one Year of Service for the part of the Plan Year during which they benefited under the Early Participant Deferral Portion and by excluding (a) the Salary Deferrals (plus, at the election of the Company, any Qualified Nonelective Contributions) made on behalf of such Participants for any part of the Plan Year during which they benefited under the Safe Harbor Deferral Portion of the Plan and (b) such Participants’ Earnings for any part of the Plan Year during which they benefited under the Safe Harbor Deferral Portion of the Plan.

     “Affiliate” means an organization that is a member of a “controlled group” (as defined in Section 414(b) or (c) of the Code) or an “affiliated service group” (as defined in Section 414(m) of the Code) with Banknorth Group, Inc., and any other entity required to be aggregated with Banknorth Group, Inc. under regulations promulgated under Section 414(o) of the Code; provided, however, that for purposes of Section 5.04, the definitions prescribed by Section 414(b) and (c) of the Code are to be modified as provided by Code Section 415(h).

     “Aggregate Account” means the account established and maintained by the Trustee for each Participant that reflects the Participant’s share of the Trust Fund and separately reflects the balance of the following sub-accounts: Salary Deferral Contribution Account, Matching Contribution Account, ESOP Account, Discretionary Contribution Account, Rollover Contribution Account, and Predecessor Plan Account(s) (to the extent not included in the foregoing). Effective for Plan Years for which the requirements of Code Sections 401(k)(12)(B) and 401(m)(11) are satisfied, the Trustee shall assure that each Participant’s Aggregate Account separately reflects the balance of such account attributable to Matching Contributions paid for such years.

     “Annuity Starting Date” means the first day of the first period for which an amount is paid as a benefit under the Plan.

     “Average Contribution Percentage” means, for any Plan Year, the average of the ratios, calculated separately for each Participant in a specified group of Participants, of (a) the amount of the Matching Contributions paid on behalf of each such Participant for such Plan Year, over (b) the total Earnings paid to each such Participant during such Plan Year. Prior to computing such average, the ratio of each Participant shall be expressed as a percentage that is rounded to the nearest one hundredth of one percent (0.01%). At the election of the Plan Administrator, Salary Deferrals and Discretionary Contributions shall be treated as Matching Contributions in accordance with the provisions of Treas. Reg. §1.401(m)-l(b)(5), which is incorporated by reference herein. Any Matching Contributions or Discretionary Contributions that are taken into account in determining the Actual Deferral Percentage for a Plan Year shall be disregarded in determining the Average Contribution Percentage for such year.

     Notwithstanding the foregoing, for purposes of determining whether the Early Participant Match Portion of the Plan meets the requirements of Section 4.03(a) with respect to any Plan

Year, the Average Contribution Percentage shall be calculated by taking into account only Participants who have not completed one Year of Service for the part of the Plan Year during which they benefited under the Early Participant Match Portion and by excluding (a) the Matching Contributions (plus, at the election of the Company, any Salary Deferral or Discretionary Contributions that may be taken into account) made on behalf of such Participants for any part of the Plan Year during which they benefited under the Safe Harbor Match Portion of the Plan and (b) such Participants’ Earnings for any part of the Plan Year during which they benefited under the Safe Harbor Match Portion of the Plan.

     “Beneficiary” means the person, trust, estate or other entity last designated by a Participant to receive benefits which may be payable on account of the death of the Participant; provided, however, that in the case of a married Participant, the Participant’s spouse shall be the Beneficiary unless the Participant’s spouse waives his or her rights as the Beneficiary, the Participant is legally separated or has been abandoned and the Participant has a court order to such effect, or the Participant’s current spouse cannot be located. A Participant may at any time during his or her lifetime change or revoke a Beneficiary designation, provided that such action may not be taken without subsequent spousal consent unless the original consent expressly permits designation by the Participant without any requirement of further spousal consent. Any consent by the Participant’s spouse to waive rights to death benefits must be in writing, must acknowledge the effect of such waiver and must be witnessed by a notary public. The Participant’s spouse may not revoke consent to a specific waiver of a joint and survivor form of benefit.

     “Board” means the Board of Directors of Banknorth Group, Inc. (or, before May 10, 2000, Peoples Heritage Financial Group, Inc.), as constituted from time to time.

     “Break in Service” means a vesting computation period beginning on or after January 1, 1976, during which an Employee is credited with no more than five hundred (500) Hours of Service.

     (a)  In determining whether an Employee has completed at least five hundred (500) Hours of Service during a vesting computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. An absence from work for maternity or paternity reasons shall mean an absence by reason of the individual’s pregnancy, the birth of the individual’s child, a child’s placement with the individual in connection with the individual’s adoption of such child, or the individual’s caring for such child for a period beginning immediately following such birth or placement. Hours of Service hereunder shall be credited to the computation period in which the absence begins if such crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

     (b)  Notwithstanding anything to the contrary in this Section, employment with the Company and its Affiliates shall not be deemed to have been interrupted by a Break in Service solely by reason of a leave of absence granted by the Company or an Affiliate on a uniform and nondiscriminatory basis for sickness, military service, accident or other cause, provided that an

Employee granted a leave of absence who fails to return to active employment at or before the expiration of such leave (other than on account of death, disability or retirement) shall, for purposes of this Plan, be deemed to have terminated employment as of the beginning of such Employee’s leave of absence.

     “Calendar Quarter” means, for any Plan Year, the three-month period beginning on January 1, April 1, July 1, and October 1.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     “Company” means Banknorth Group, Inc., known before May 10, 2000, as Peoples Heritage Financial Group, Inc.

     “Company Contributions” means Fixed Contributions, Discretionary Contributions and Qualified Nonelective Contributions.

     “Direct Rollover” means the direct transfer of all or a portion of an Eligible Rollover Distribution from the Plan, as elected by an eligible distributee, to an eligible retirement plan in accordance with the requirements under Section 401(a)(31) of the Code and Section 10.11.

     “Disability” means that an injury or illness prevents a Participant from engaging in any substantial gainful activity by reason of an illness or injury that can be expected to result in death, or which has lasted (or can be expected to last) a continuous period of not less than twelve (12) months. Notwithstanding the foregoing, a Participant shall be deemed disabled upon becoming eligible to receive disability benefits under the terms of a long-term disability plan maintained by Company or an Affiliate.

     “Discretionary Contributions” means contributions made to the Plan by the Company under Section 4.01(b).

     “Discretionary Contribution Account” means a bookkeeping entry maintained by the Plan Administrator for each Participant that records the Discretionary Contributions allocated to the Participant under Article IV, adjustments for allocations of income or loss, distributions and all other information affecting the value of such account.

     “Early Participant Deferral Portion” means the Salary Deferrals portion of the Plan benefiting Participants who have not completed one Year of Service.

     “Early Participant Match Portion” means the Matching Contributions portion of the Plan benefiting Participants who have not completed one Year of Service.

     “Earnings” means the total compensation paid by the Company to the Employee for services rendered that constitutes wages as defined in Section 3401(a) of the Code and all other payments made by the Company to an Employee for services rendered for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or service performed. Notwithstanding the foregoing to the contrary, Earnings shall include (a) effective

January 1, 1998, elective contributions made by the Company on behalf of an Employee that are not includable in income under Section 125, Section 402(e)(3), or Section 402(h) of the Code; and (b) effective January 1, 2001, elective amounts that are not includable in the gross income of the Employee by reason of Code Section 132(f). In all cases, Earnings shall be reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

     Notwithstanding the foregoing to the contrary, the annual Earnings of each Employee taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed two hundred thousand dollars ($200,000), as adjusted for cost of living increases in accordance with Code Section 401(a)(17)(B). In the event Earnings are determined based on a period of time which contains fewer than twelve (12) calendar months, the annual Earnings limit shall be an amount equal to the annual Earnings limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months and the denominator of which is twelve (12).

     “Effective Date” means January 1, 2004, as to this amendment and restatement of the Plan, except as otherwise specifically provided herein or required by applicable law.

     “Eligible Employee” means each Employee of a Participating Employer.

     “Eligible Rollover Distribution” means any distribution to a Participant or Beneficiary from the Plan in the amount of two hundred dollars ($200) or more, or any distribution to an Employee of all or any portion of his or her benefit from another qualified trust, but excluding the following:

     (a)  A distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of ten (10) years or longer, for the distributee’s life expectancy (or the joint life expectancy of the distributee and his or her designated Beneficiary), or for the distributee’s life (or the joint lives of the distributee and his or her designated Beneficiary);

     (b)  A required distribution pursuant to Section 401(a)(9) of the Code;

     (c)  A return of Salary Deferrals pursuant to Section 5.04;

     (d)  A corrective distribution pursuant to Section 3.02, 3.04, or 4.03;

     (e)  The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation described in Section 402(e)(4) of the Code);

     (f)  A loan pursuant to Section 8.03 that is treated as a deemed distribution pursuant to Section 72(p) of the Code;

     (g)  Effective for distributions made after December 31, 1998, any amount that is distributed on account of hardship;

     (h)  Any similar item designated by the Commissioner of Internal Revenue as set forth in a Treasury regulation, revenue ruling, notice, or other document of general applicability.

     A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     “Employee” means any individual regularly employed, whether on a full-time or part-time basis, by the Company or any Affiliate, excluding the following: (a) any person serving solely as a director of the Company or any Affiliate, (b) any person who is an independent contractor for whom neither the Company nor any Affiliate is required to make FICA contributions, and (c) any person who is a “leased employee” of the Company or an Affiliate within the meaning of Section 414(n)(2) of the Code. The determination whether an individual is a director or independent contractor under clauses (a) and (b) shall be based upon the classification by the Employer (without regard to the classification of such individual by a third party).

     As used herein, effective January 1, 1997, “leased employee” means any person who is not an employee of the Employer and who provides services to the Employer if:

     (a)  such services are provided pursuant to an agreement between the Employer and any leasing organization;

     (b)  such person has performed such services for the Employer (or for the Employer and any related person determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

     (c)  such services are performed under the primary direction or control of the Employer.

     Contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provide by the Employer. A leased employee shall not be considered an Employee if:

     (aa)  he or she is covered by a money purchase pension plan providing (1) an employer contribution rate (without regard to Section 401(l) of the Code) of at least ten percent (10%) of compensation, as defined in Section 414(n)(5)(C)(iii) of the Code; (2) immediate participation; and (3) full and immediate vesting; and

     (bb)  Leased employees do not constitute more than twenty percent (20%) of the Employer’s nonhighly compensated work force.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     “ESOP Account” means a bookkeeping entry maintained by the Plan Administrator for each Participant that records:

     for Plan Years ending before the Effective Date (and on and after such date, for purposes of Sections 7.10, 7.11 and 7.12), the Participant’s interest in the Trust Fund attributable to the Separate ESOP for Plan Years ending before January 1, 2001, and to allocations of Stock or cash on and after such date resulting from payments of principal and interest on any Acquisition Loan, plus adjustments for allocations of income or loss, distributions and all other information affecting the value of such account; and

     for Plan Years beginning on and after the Effective Date, the Participant’s interest in the Trust Fund attributable to the Company Stock Fund (ESOP), and to allocations of Stock or cash on and after such date resulting from payments of principal and interest on any Acquisition Loan, plus adjustments for allocations of income or loss, distributions and all other information affecting the value of such account.

     Each Participant’s ESOP Account shall be divided into sub-accounts reflecting the part of the ESOP Account consisting of Stock at any date of determination and the part of the ESOP Account consisting of investments other than Stock at any date of determination.

     “Excess Aggregate Contributions” means, for any Plan Year, the excess of (a) the aggregate amount of contributions actually taken into account in computing the Average Contribution Percentage of the group of Participants who are Highly Compensated Employees, over (b) the maximum amount of such contributions permitted under Section 4.03 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their individual contribution percentages, beginning with the highest such percentage).

     “Excess Salary Deferrals” means, for any Plan Year, the excess of (a) the aggregate amount of Salary Deferrals actually taken into account in computing the Actual Deferral Percentage of the group of Participants who are Highly Compensated Employees, over (b) the maximum amount of such deferrals permitted under Section 3.04 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their individual actual deferral percentages, beginning with the highest such amount).

     “Fair Market Value” means, with respect to shares of Stock, the sale price at the time in question of such shares on the principal United States securities exchange registered under the Securities Exchange of 1934, as amended, on which such Stock is listed or, if such Stock is not listed on any such exchange, the sale price with respect to a share of such Stock on the NASDAQ National Market System or any system then in use; or if no quotations are available, the Fair Market Value at the time in question of a share of Stock shall be determined by independent appraisal in compliance with applicable provisions of ERISA.

     “Financed Shares” means shares of Stock acquired by the Trust Fund with the proceeds of an Acquisition Loan, whether or not pledged as collateral to secure the repayment of that Acquisition Loan.

     “Fixed Contributions” means contributions made to the Plan by the Company under Section 4.01(a).

     “Highly Compensated Employee” means effective January 1, 1997 (and, on and after such date, for purposes of determining whether an employee was a Highly Compensated Employee for the Plan Year beginning January 1, 1996), any employee of the Company or any Affiliate who (a) at any time during the Plan Year or the preceding Plan Year is a 5-percent owner (as defined in Section 416(i)(1) of the Code), or (b) for the preceding Plan Year received Section 415 Compensation from the Company or any Affiliate in excess of eighty thousand dollars ($80,000) (or such higher amount as the Secretary of the Treasury may prescribe). A former employee of the Company or an Affiliate shall be treated as a Highly Compensated Employee if that employee was a Highly Compensated Employee when he or she separated from service or at any time after attaining age fifty-five (55).

     “Hour of Service” means:

     (a)  each hour during which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties,

     (b)  each hour during which an Employee is directly or indirectly paid, or entitled to payment, on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability, pregnancy and any other similar condition which prevents an employee from performing duties), layoff, jury duty, military duty or leave of absence, and

     (c)  each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate and for which credit is not otherwise counted.

     Notwithstanding the foregoing, no Hours of Service shall be recognized for any payment made due to severance of employment or in compliance with worker’s compensation, unemployment compensation or disability insurance laws, or any payments made solely to reimburse an Employee for medical or medically-related expenses.

     (d)  In the case of a payment described in Paragraph (b) above, during which no duties are performed, the number of Hours of Service counted shall be determined as follows:

(i) If the payment for a period in which no duties are performed is calculated on the basis of a unit of time, the number of Hours of Service counted for such period shall be the number of hours regularly scheduled for performance of duties during such period.

(ii) If the payment for a period in which no duties are performed is not calculated on the basis of a unit of time, the number of hours counted for such period shall be determined by dividing the total of such payments by the Employee’s most recent hourly rate of compensation as determined under the provisions of Department of Labor Regulation Section 2530.200b-2(b)(2)(ii), but shall not exceed the number of hours scheduled for performance of duties during such period.

     (e)  Hours of service shall be credited to the computation period determined under the provisions of paragraph (c) of Department of Labor Regulation Section 2530.200b-2, which is hereby incorporated by reference into this Plan.

     (f)  Solely for determining whether a Break in Service has occurred, an Employee who is absent from employment for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence; provided, however, that the credit given under this Paragraph (d) for any such reason shall not exceed five hundred one (501) hours. For purposes of this Paragraph (f), absence for maternity or paternity reasons hereunder shall mean the Employee’s absence on account of pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period immediately following such birth or placement. The Hours of Service to be credited under this Paragraph (d) shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following Plan Year.

     (g)  Nothing in this Plan shall be construed to deny any employee credit for an hour of service if such credit is otherwise required by federal law.

     “Insider” means a Participant who is subject to the provisions of Section 16 of the Securities and Exchange Act of 1934 with respect to transactions involving shares of Stock.

     “Matching Contributions” means Fixed Contributions made to the Plan by the Company under Section 4.01(a) for the purpose of matching Salary Deferrals in cash or stock at the rate specified in such subsection.

     “Matching Contribution Account” means a bookkeeping entry maintained by the Plan Administrator for each Participant that records the Matching Contributions allocated to the Participant under Article V, adjustments for allocations of income or loss, distributions and all other information affecting the value of such account.

     “Normal Retirement Age” means the first day of the month coincident with or next following the date the Participant attains age sixty-five (65).

     “Participant” means any Eligible Employee who has met the requirements of Article II and is participating in the Plan, or who is a former Eligible Employee who has not received a distribution of his or her entire Vested Interest. Notwithstanding the above, an Eligible

Employee who would be a Participant but for the failure to make Salary Deferrals shall be treated as a Participant for purposes of Sections 3.04 and 4.03.

     “Participating Employer” means the Company and any Affiliate that adopts this Plan in accordance with the provisions of Article XV.

     “Participation Agreement” means an election by the Participant that (a) authorizes the Company to withhold a portion of such Participant’s current Earnings as a Salary Deferral under Section 3.01, (b) specifies the investment funds under Article V in which the Participant’s allocable share of the Trust Fund shall be invested, and (c) designates the Beneficiary or Beneficiaries to receive the death benefits provided under Article X, or any permitted modification thereof. A Participation Agreement shall be made by such written, electronic or telephonic means and at such time as the Plan Administrator shall specify.

     “Plan” means the Banknorth Group, Inc. 401(k) Plan, as set forth herein and as it may be amended from time to time.

     “Plan Administrator” means a committee of not less than four (4) individuals appointed by the Board.

     “Plan Affiliation Date” means the date on which a Predecessor Plan was merged into or consolidated with the Plan. The Plan Affiliation Date for each Predecessor Plan shall be separately set forth in Appendix attached to the Plan and made a part hereof.

     “Plan Year” means the calendar year.

     “Predecessor Plan” means each plan listed in the Appendix attached to the Plan and made a part hereof. Any defined contribution plan, maintained by a corporation or other organization that becomes a Participating Employer after the Effective Date, or of which some or all of the business and assets are acquired by, merged with or consolidated with the Company or an Affiliate after the Effective Date, shall be a Predecessor Plan if the Board of Directors authorizes such plan to be merged with this Plan.

     “Predecessor Plan Account” means the aggregate value of a Predecessor Plan Participant’s interest in his or her account or accounts under a Predecessor Plan, determined as of the Plan Affiliation Date.

     “Predecessor Plan Participant” means an individual who was a participant in a Predecessor Plan on the day immediately preceding such plan’s Plan Affiliation Date.

     “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) relating to the provision of child support, alimony payment, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant which (a) is made pursuant to a State domestic relations law (including a community property law), (b) creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits or funds payable with respect to a Participant under the Plan, and (c) satisfies the requirements of Section 414(p)(2) and (3) of the Code.

     “Qualified Nonelective Contribution” means a contribution, other than a Salary Deferral, Fixed Contribution or Discretionary Contribution, made to the Plan under Section 4.01(c) which (a) is treated as a Salary Deferral, (b) is nonforfeitable when made, (c) is distributable only in accordance with the provisions of Article X that apply to Salary Deferrals, and (d) satisfies the requirements of Section 401(a)(4) of the Code.

     “Rollover Contribution Account” means a bookkeeping entry maintained by the Plan Administrator for each Participant who makes a rollover contribution in accordance with Section 3.06, in which shall be recorded the amount of his or her rollover contributions, adjustments for allocations of income or loss, distributions and all other information affecting the value of such account.

     “Safe Harbor Deferral Portion” means the Salary Deferrals portion of the Plan benefiting Participants who have completed one Year of Service.

     “Safe Harbor Match Portion” means the Matching Contributions portion of the Plan benefiting Participants who have completed one Year of Service.

     “Salary Deferrals” means amounts that a Participant elects to defer by payroll withholding from current Earnings under a Participation Agreement, which amounts are contributed to the Plan by the Company and allocated to such Participant’s Salary Deferral Contribution Account as described in Section 3.01.

     “Salary Deferral Contribution Account” means a bookkeeping entry maintained by the Plan Administrator for each Participant who has elected to make Salary Deferrals in which shall be recorded the Salary Deferrals and Qualified Nonelective Contributions to be allocated on the Participant’s behalf under Articles III and IV, adjustments for allocations of income or loss, distributions and all other information affecting the value of such account.

     “Section 415 Compensation” means, with respect to a Plan Year, the total compensation paid by the Company to an Employee for services rendered while an Employee that constitutes wages as defined in Section 3401(a) of the Code and all other payments by the Company to an Employee for services rendered while an Employee for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or services performed.

          For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of Section 5.04, Section 415 Compensation for a Limitation Year shall mean the compensation actually paid or includable in gross income during such Limitation Year. Notwithstanding the preceding sentence, Section 415 Compensation with respect to a Participant who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) shall mean the compensation such Participant would have received for the Limitation Year if he or she had been paid at the rate of earnings paid immediately before becoming permanently and totally disabled; provided such imputed earnings may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are not forfeitable when made.

          For purposes of applying the limitations of Section 5.04 and for purposes of Article XVII:

For Limitation Years beginning after December 31, 1997, Section 415 Compensation for a year shall also include any elective deferrals within the meaning of Section 402(g)(3) of the Code and any amount that is contributed or deferred by the Employer or an Affiliate at the election of an Employee and which is not includable in the gross income of the Employee by reason of Section 125 of the Code, unless the Plan Administrator elects not to include such amounts; and

For Limitation Years beginning after December 31, 2000, Section 415 Compensation for a year shall also include any elective amounts that are not includable in gross income of the Employee by reason of Code Section 132(f).

     “Separate ESOP” means the Banknorth Group, Inc. Profit Sharing and Employee Stock Ownership Plan as in effect on December 31, 2000.

     “Stock” means common stock, $.01 par value per share, of Banknorth Group, Inc. (or, before May 10, 2000, Peoples Heritage Financial Group, Inc.), that is readily tradable on an established securities market or that otherwise constitutes “employer securities” within the meaning of Section 409(l) of the Code and “qualifying employer securities” within the meaning of Section 4975(e)(8) of the Code and Section 407(d)(5) of ERISA.

     “Thrift Incentive Plan” means the Banknorth Group, Inc. Thrift Incentive Plan, as in effect on December 31, 2000.

     “Trust” means the legal entity created under the Trust Agreement to hold the Trust Fund.

     “Trust Agreement” means the separate agreement entered into by Banknorth Group, Inc. and the Trustee for the purpose of holding the Trust Fund.

     “Trust Fund” means all monies, securities and assets held by the Trustee for the benefit of Participants and Beneficiaries.

     “Trustee” means the trustee appointed by the Board under the Trust Agreement.

     “Valuation Date” means, for any Plan Year, the last day of each Calendar Quarter and such additional dates as the Plan Administrator may designate.

     “Vested Interest” means the fair market value of the Participant’s nonforfeitable interest in his or her Aggregate Account determined as of the next following Valuation Date.

     “Year of Service” means:

     (a)  For participation purposes, before January 1, 2002, a computation period of twelve (12) consecutive months during which an Employee is credited with at least one thousand (1,000) Hours of Service. The initial computation period shall begin with the date that the Employee first performs one Hour of Service upon commencing employment or re-employment, as the case may be, with the Company or an Affiliate. Upon completion of the initial computation period, the computation period for participation shall shift to the Plan Year and shall include the Plan Year in which the initial computation period is completed. Effective January 1, 2002, “Year of Service” means a computation period of twelve (12) consecutive months during which an Employee is continuously employed by the Employer, provided that each affected Employee shall be credited with one Year of Service hereunder for his or her computation period ending in 2002 if he or she either completes at least one thousand (1,000) Hours of Service or completes twelve (12) consecutive months of continuous employment during such computation period.

     (b)  For vesting purposes, a computation period of twelve (12) consecutive months during which is an Employee is credited with at least one thousand (1,000) Hours of Service.

(1) In the case of an Employee who commences participation in the Plan before January 1, 1998, the computation period shall begin with the date that the Employee first performs one Hour of Service upon commencing employment, and each anniversary thereafter; provided, however, that if the Employee terminates employment and is re-employed by the Company or an Affiliate, the computation period for future service shall begin with the date that the Employee first performs one Hour of Service upon re-commencing employment, and each anniversary thereafter.

(2) In the case of a Employee who commences participation in the Plan on or after January 1, 1998, the computation period for vesting purposes shall be the Plan Year.

     (c)  All Years of Service prior to and following the Effective Date, with the Company and any Affiliate, shall be recognized for participation and vesting purposes under the Plan. In the case of any Participant who was a participant in any Predecessor Plan, his or her years of service credited under the Predecessor Plan shall be credited for participation and vesting purposes under this Plan. In addition, in the case of any other Participant who was an employee of any of the following banks or other organizations (including any affiliated organizations the stock or assets of which were acquired by or merged or consolidated with the Company) on the acquisition date identified below, years of service with such bank or other organization shall be credited for participation and vesting purposes under this Plan as of the effective date stated below, provided that no year of service shall be counted more than once under this Section:

Organization	Acquisition Date	Effective Date

Mid Maine Savings	July 31, 1994	August 1, 1994
Bank/Hampton Co-operative
Savings Bank

North Conway Bank	July 1, 1995	July 1, 1995

Bank of New Hampshire	July 1, 1996	July 1, 1996 (except for purposes of the allocation made under the Separate ESOP for the plan year ending December 31, 1996)

Family Bank, FSB	December 6, 1996	January 1, 1997

Atlantic Bank	October 1, 1997	October 1, 1997 (for purposes of

Organization	Acquisition Date	Effective Date

the Thrift Incentive Plan); January 1, 1998 (for purposes of the Separate ESOP)

CFX Corporation	April 10, 1998	May 22, 1998 (for employees of Safety Fund National Bank making deferrals to the CFX 401(k) plan on such date); July 1, 1998 (all other CFX employees)

Concord Savings Bank	April 10, 1998	July 1, 1998

Springfield Institution for Savings	January 1, 1999	September 30, 1999 (for purposes of the Separate ESOP); December 31, 1999 (for purposes of the Thrift Incentive Plan)

Pre-Merger Banknorth Group, Inc.	May 10, 2000	October 1, 2000

Morse, Payson & Noyes	October 10, 1997	Later of May 1, 2001 and commencement of employment for a Participating Employer

Andover Savings Bank	October 31, 2001	January 1, 2002

MetroWest Bank	October 31, 2001	January 1, 2002

IpswichBank	July 26, 2002	August 1, 2002

Community Insurance Agencies, Inc.	July 1, 2002	October 1, 2002

Arthur A. Watson & Company, Inc.	September 30, 2000	January 1, 2003

Adirondack Community	July 1, 2002	October 1, 2002
Financial Services

Southington Savings Bank	August 31, 2002	January 1, 2003

Warren Five Cents Saving Bank	December 31, 2002	January 1, 2003

American Savings Bank	February 14, 2003	April 1, 2003

Bogino & DeMaria, Inc.	July 31, 2003	September 1, 2003

Field & Quimby	July 31, 2003	September 1, 2003

First & Ocean National Bank	December 31, 2003	January 1, 2004

     (d)  For any other Eligible Employee who was an employee of any corporation or other organization that becomes a Participating Employer after the Effective Date, or some or all of the business and assets of which are acquired by or merged or consolidated with the Participating Employer after such date, Years of Service for purposes of eligibility for participation and vesting shall include all years of service with such corporation or other organization prior to the time it became a Participating Employer, or prior to the effective date of the acquisition of its business and assets by or its merger or consolidation with the Participating Employer, to the same extent as if employees of such corporation or other organization had been employed by the Participating Employer instead of by such corporation or other organization, if the Board of Directors shall so provide by resolution or otherwise.

PARTICIPATION

     Eligibility. Each participant in the Plan immediately prior to the Effective Date who is an Eligible Employee on the Effective Date shall be an active Participant in this Plan as of the Effective Date. In the case of any other Eligible Employee on or after the Effective Date:

     (a)  Salary Deferrals. Effective October 1, 2000, each Eligible Employee may commence participation with respect to Salary Deferrals on the first day of the month coincident with or next following his or her completion of one month of service (measured from the date on which he or she first performs an Hour of Service to the corresponding date in the following month) (“initial entry date”), provided that a timely Participation Agreement has been filed with the Plan Administrator. If the Eligible Employee does not commence participation on his or her initial entry date, then he or she may commence participation on the first day of any month thereafter by filing a timely Participation Agreement. For purposes of the Plan, a Participation Agreement is timely if it is filed with the Plan Administrator not later than the fifteenth (15th) day of the month immediately preceding the date participation is to begin.

     Notwithstanding the foregoing to the contrary, effective January 1, 2002, the initial entry date of an Eligible Employee who is classified on the payroll records of the Employer as a temporary employee shall be the first day of the month coincident or next following his or her completion of one Year of Service (determined as a computation period of twelve (12) consecutive months during which the Employee is credited with at least one thousand (1,000) Hours of Service), provided that, if such employee transfers to a regular employment classification, his or her initial entry date shall be the first day of the month coinciding with or next following the later of his or her transfer date and his or her completion of one month of service.

     (b)  Company Contributions. Each Eligible Employee shall become a Participant with respect to Company Contributions on the first day of the Calendar Quarter coincident with or next following his or her completion of one Year of Service.

     Termination of Participation. A Participant who fails to qualify as an Eligible Employee for any reason shall be ineligible thereafter to make Salary Deferrals for any succeeding payroll periods or to share in the allocation of any future Company Contributions. Such individual again shall become a Participant as of the first day of the Calendar Quarter immediately following the date on which he or she again becomes an Eligible Employee, provided that a Participation Agreement has been filed with the Plan Administrator by the fifteenth (15th) day of the month immediately preceding such Calendar Quarter.

     2.03 Special Participation Rules.

     (a)  If an Eligible Employee was previously employed by CFX Corporation or any of its subsidiaries (collectively, “CFX”) immediately prior to the date on which CFX was acquired by the Company and:

(i) is both employed by any former CFX subsidiary except Safety Fund National Bank on June 30, 1998, and a participant receiving elective deferrals under the CFX Corporation 401(k) Plan (“CFX Plan”) or the Concord Savings Bank 401(k) Plan on such date, then his or her deferral election in effect under the applicable plan on such date shall constitute his or her initial Participation Agreement under this Plan, provided that any terms of such deferral election that are not consistent with the provisions of this Plan shall be of no effect hereunder, and provided further that the Employee may file a new Participation Agreement by June 15, 1998.

(ii) is both employed by Safety Fund National Bank on May 22, 1998, and a participant receiving elective deferrals under the CFX Plan on such date, then such Employee shall be eligible to participate in this Plan as of May 22, 1998, and his or her deferral election in effect under the CFX Plan on such date shall constitute his or her initial Participation Agreement under this Plan, provided that any terms of such deferral election that are not consistent with the provisions of this Plan shall be of no effect hereunder.

     (b)  If an Eligible Employee was previously employed by ALLTEL Information Services immediately prior to the commencement of his or her employment with a Participating Employer, and commenced such eligible employment as of July 1, 2002, then:

(i) he or she may commence participation with respect to Salary Deferrals on July 1, 2002, provided a timely Participation Agreement has been filed with the Plan Administrator; and

(ii) effective July 1, 2002, his or her years of service with ALLTEL Information Services shall be credited for purposes of participation with respect to Company Contributions.

     (c)  Notwithstanding Section 2.01(b) to the contrary, the following special rule shall be effective for the Plan Year beginning January 1, 2003 (“2003 Plan Year”). Each Eligible Employee who (i) was an eligible employee under either the Morse Payson & Noyes Incentive Savings Plan or the Arthur A. Watson & Company, Inc. Employees’ Master Retirement Plan on the day immediately preceding such plan’s Plan Affiliation Date; (ii) is credited with less than one Year of Service as of the Plan Affiliation Date; and (iii) is not a Highly Compensated Employee for the 2003 Plan Year, shall become a Participant with respect to Company Contributions on the first day of the Calendar Quarter coincident with or next following his or her completion of six months of service. This special rule shall apply only for the 2003 Plan Year, and shall be of no force or effect on and after January 1, 2004.

PARTICIPANT CONTRIBUTIONS

     Salary Deferrals. A Participant may elect, subject to the right of the Plan Administrator to establish uniform and nondiscriminatory rules and, from time to time, to modify or change such rules governing the manner and methods by which Salary Deferrals shall be made, to reduce his or her current Earnings by a deferral percentage, which amount the Company shall then contribute to the Trust for allocation to the Participant’s Salary Deferral Contribution Account in accordance with the following provisions:

     (a)  A Participant may elect to defer between one percent (1%) and fifty percent (50%) of his or her Earnings while a Participant, in increments of one percent (1%).

     (b)  A Participant may direct the Plan Administrator to cease Salary Deferrals as soon as practicable after written notice to such effect has been delivered by such Participant to the Plan Administrator. If a Participant ceases to make Salary Deferrals, such Participant shall not be entitled to again make Salary Deferrals until the first payroll period of the following Calendar Quarter.

     (c)  A Participant may increase or decrease the amount of his or her Salary Deferrals during the Plan Year. If a request for change is received by the Plan Administrator between the first day of a Calendar Quarter and the 15th day of the month immediately preceding the first day of the next Calendar Quarter, then the change in deferral percentage shall be effective as of the first day of the Calendar Quarter immediately following its receipt. If the request for change is received by the Plan Administrator after the 15th day of the month immediately preceding the first day of a Calendar Quarter, and on or before the 15th day of the month immediately preceding the first day of the next Calendar Quarter, then the change in deferral percentage shall be effective as of the first day of such next Calendar Quarter.

     (d)  The Plan Administrator may reduce or discontinue, as necessary, future Salary Deferrals to some or all of the Participants who are Highly Compensated Employees for the Plan Year in order to maintain the qualified status of the Plan or to avoid subjecting the Highly Compensated Employees to Federal income tax currently with respect to such Salary Deferrals. The amount by which a Participant’s Salary Deferrals are reduced or discontinued shall be paid to such Participant in cash.

     Annual Limitation on Salary Deferrals.

     (a)  Except to the extent permitted under Section 3.07 and Code Section 414(v), the Salary Deferrals that may be allocated to a Participant’s Salary Deferral Contribution Account for any taxable year shall not exceed the dollar limitation contained in Code Section 402(g) in effect for the taxable year, reduced by the amount of any employer contributions for such year on behalf of the Participant pursuant to an election to defer compensation under any qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement within the meaning of Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan within the meaning of Section 501(c)(18) of the Code and a salary reduction agreement for the purchase of an annuity contract under Section 403(b) of the Code. For purposes of this Section, any Salary Deferrals returned to a Participant pursuant to Section 5.04 shall be disregarded.

     (b)  In the event that the limitation of Paragraph (a) is exceeded with respect to any Participant, not later than April 15 of the following calendar year, the Plan Administrator shall distribute the excess deferral (plus any income and minus any loss allocable thereto), provided that the Plan Administrator has received the notice prescribed in Paragraph (c). Excess deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess deferrals shall be determined in the same manner in which income or loss is allocated to the Participants’ Aggregate Accounts under Article V of the Plan.

     The amount of excess deferral with respect to a Participant for any calendar year shall be reduced by the amount of any contributions previously distributed to such Participant under this Article for the Plan Year beginning with or within the calendar year.

     (c)  It shall be the responsibility of the Participant to notify the Plan Administrator of any excess deferral for a calendar year. Such notice shall be in writing; shall specify the amount of the excess deferral; shall state that if the excess deferral is not distributed, such excess shall be includable in the Participant’s gross income under Section 402(g) of the Code; and shall be submitted to the Plan Administrator not later than March 1 of the following calendar year. A Participant shall be deemed to have notified the Plan Administrator of an excess deferral to the extent such Participant has an excess deferral for a calendar year, taking into account only Salary Deferrals under the Plan and any other plans of the Company or its Affiliates subject to Section 402(g) of the Code.

     Time and Form of Salary Deferrals. The Company shall contribute Salary Deferrals to the Trust as of the earliest date on which said contributions can reasonably be segregated from the general assets of the Participant’s Employer; provided in no event shall the date determined pursuant to this provision occur later than the fifteenth (15th) business day of the month following the month in which such contributions would otherwise have been payable to the Participant in cash (the “maximum time period”), unless the Employer extends the maximum time period as provided in 29 C.F.R. Section 2510.3-102(d).

     Limitations on Actual Deferral Percentage. In the event a Participant who is a Highly Compensated Employee (“Highly Compensated Participant”) participates in two or more cash or deferred arrangements (under Section 401(k) of the Code) that have different plan years, for purposes of this Section, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. For purposes of this Section, this Plan and any other Code Section 401(k) plan maintained by the Company or any of its Affiliates shall be treated as a single plan if such plans are treated as one plan for purposes of Section 401(a)(4) or Section 410(b) of the Code or if a Highly Compensated Employee participates in such other plan. Plans may be aggregated to satisfy Section 401(k) of the Code only if such plans have the same Plan Year.

     For purposes of this Section and Code Sections 401(a)(4) and 410(b), the Safe Harbor Deferral Portion of the Plan shall be disaggregated from the Early Participant Deferral Portion of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Safe Harbor Deferral Portion shall be treated as meeting the requirements of Paragraph (a) below with respect to any Plan Year beginning on and after January 1, 2003, for which such portion of the Plan meets the requirements of Code Section 401(k)(12). In the event Section 4.01(a) is amended to reduce or eliminate Matching Contributions during a Plan Year such that the contribution requirements of Code Section 401(k)(12)(B) cease to be satisfied, Paragraph (a) and Section 4.03(a) shall apply to the Safe Harbor Deferral Portion with respect to the entire Plan Year.

     (a)  The Actual Deferral Percentage for Highly Compensated Participants for any Plan Year commencing after December 31, 2002, shall not exceed the greater of:

(i) the Actual Deferral Percentage for all other Participants for such Plan Year multiplied by 1.25; or

(ii) the lesser of the Actual Deferral Percentage for all other Participants for such Plan Year multiplied by two (2), or the Actual Deferral Percentage for such Participants for such Plan Year plus two percent (2%).

     (b)  The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

     For purposes of this Section, Salary Deferrals and Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which such contributions relate, and any Salary Deferrals returned to a Participant pursuant to Section 5.04 shall be disregarded.

     The Company shall maintain records sufficient to demonstrate compliance with this Section and the amount of any Matching Contributions used to satisfy this Section. The determination and treatment of the contributions on behalf of any Participant that are taken into account for purposes of this Section shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     Restrictions and Adjustments. The Plan Administrator may restrict the deferral percentages elected by Participants if the Plan Administrator determines such restriction is necessary to comply with Section 3.02, Section 3.04, Section 4.03 or Section 5.04.

     In the event that the Actual Deferral Percentage of the Highly Compensated Participants for any Plan Year exceeds the limitations prescribed in Paragraph 3.04(a), the Plan Administrator shall, within twelve (12) months after the end of such year (and within two and one half (2½) months after the end of such year to avoid the excise tax under Code Section 4979), distribute the Excess Salary Deferrals (plus any income and minus any loss allocable thereto) to such Participants on the basis of the respective portions of the Excess Salary Deferrals attributable to each such Participant and shall designate such distribution as a distribution of Excess Salary Deferrals (plus any income and minus any loss allocable thereto).

     Effective January 1, 1997, the amount of any Excess Salary Deferrals of a Highly Compensated Participant shall be determined by reducing contributions on behalf of all such Participants in the order of their respective amounts of Salary Deferrals, beginning with the highest such amount. The amount of Excess Salary Deferrals with respect to a Highly Compensated Participant for any Plan Year shall be reduced by the amount of excess deferrals previously distributed to such Participant under Section 3.02 for the calendar year ending with or within the Plan Year; provided, however, that notwithstanding the distribution of an excess deferral in accordance with Section 3.02 to a Highly Compensated Participant, such distributed amount shall be taken into account under Section 4.03.

     Excess Salary Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Salary Deferrals shall be determined by the same manner in which income or loss is allocated to Participants’ Aggregate Accounts under Article V of the Plan.

     Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Salary Deferrals (plus any income and minus any loss allocable thereto), the Company may make Qualified Nonelective Contributions to the Plan.

     Notice of Rights and Obligations. No earlier than 90 days and no later than 30 days before the beginning of each Plan Year, the Plan Administrator shall provide each Eligible Employee who meets the participation requirements of Section 2.01(a) with a written notice of his or her rights and obligations under the Plan. Notwithstanding the foregoing to the contrary, with respect to an Eligible Employee who does not receive the notice within the period described in the preceding sentence because he or she becomes eligible to participate in the Plan after the 90th day before the beginning of the Plan Year, the Plan Administrator shall provide such notice during the 90-day period ending on the date such Employee meets the participation requirements of Section 2.01(a). The notice shall meet the content requirement of Section V.C. of IRS Notice 98-52, as modified by Q&A-8 of Section III of IRS Notice 2000-3 and any subsequent guidance.

     In the event Section 4.01(a) is amended to reduce or eliminate Matching Contributions during a Plan Year, the Plan Administrator shall provide each Eligible Employee who meets the participation requirements of Section 2.01(a) with a supplemental notice that (a) explains the consequences of the amendment, (b) discloses the effective date of the reduction or elimination of Matching Contributions and (c) discloses that he or she has a reasonable opportunity (including a reasonable period) prior to the reduction or elimination of Matching Contributions to change his or her Salary Deferral election.

     In lieu of providing any notice described in this Section to an Eligible Employee on a written paper document, the Plan Administrator may provide such notice through an electronic medium that is reasonably accessible to the Eligible Employee, provided the system under which the electronic notice is provided satisfies the requirements of Q&A-7 of Section III of IRS Notice 2000-3.

     Catch-Up Contributions. All Eligible Employees who are eligible to make Salary Deferrals under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

     Notwithstanding any other provision of the Plan to the contrary, no Matching Contribution shall be allocated with respect to any catch-up contribution.

     Rollover Contributions. An Eligible Employee who has received an Eligible Rollover Distribution may transfer all or any portion of such distribution to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which he or she received such distribution. In addition, an Employee who receives a distribution from an individual retirement account (within the meaning of Section 408(a) of the Code) that is attributable solely to an Eligible Rollover Distribution may transfer the entire amount distributed to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which he or she received such distribution. Notwithstanding the foregoing to the contrary, an Employee who has received an Eligible Rollover Distribution solely by reason of the death of his or her spouse, or a distribution from an individual retirement account (as hereinabove defined) of amounts received by reason of the death of his or her spouse, may not transfer any portion of such distribution to the Trust. Before January 1, 1997, the amount transferred to the Trust under this Section must be one thousand dollars ($1,000) or more.

     A rollover contribution shall be credited to a Rollover Contributions Account on behalf of the contributing Employee, and such Employee shall have a fully vested and nonforfeitable interest in his or her Rollover Contributions Account.

     An Eligible Employee who has made a rollover contribution in accordance with this Section who has not otherwise become a Participant shall become a Participant coincident with such rollover contribution, provided that such Participant shall not have a right to defer Earnings or to share in any Matching Contributions until he or she has otherwise satisfied the eligibility requirements imposed by Article II.

     Effective October 31, 2001, with respect to an Eligible Employee who was employed on such date by MetroWest Bank or Andover Savings Bank, if the Employee elects a direct rollover to this Plan of his or her vested interest in the SBERA 401(k) Plan as Adopted by MetroWest Bank or the SBERA 401(k) Plan as Adopted by Andover Savings Bank, and his or her vested interest in the applicable plan includes any outstanding loans that are not in default, then he or she may transfer such unpaid loans to this Plan. The promissory note(s) evidencing such loan(s) shall be assigned to this Plan, and the Participant’s obligation thereunder shall be as set forth in Section 8.03.

     Effective August 1, 2002, with respect to an Eligible Employee who was a participant in the SBERA 401(k) Plan as Adopted by IpswichBank (“IpswichBank Plan”), if the Employee elects a direct rollover to this Plan of his or her vested interest in the IpswichBank Plan, and his or her vested interest in such plan includes any outstanding loans that are not in default, then he or she may transfer such unpaid loans to this Plan. The promissory note(s) evidencing such loan(s) shall be assigned to this Plan, and the Participant’s obligation thereunder shall be as set forth in Section 8.03.

COMPANY CONTRIBUTIONS

     Company Contributions. For each Plan Year, in addition to Salary Deferrals under Section 3.01, the Company shall contribute to the Plan:

(a) Fixed Contributions, in the amount required to allocate Matching Contributions to each Participant entitled to receive such contributions for the Plan Year at the rate, for pay periods ending on or after October 1, 2001, of one dollar ($1.00) for each one dollar ($1.00) of Salary Deferrals made on behalf of the Participant up to three percent (3%) of his or her Earnings while a Participant; plus fifty cents ($0.50) for each one dollar ($1.00) of Salary Deferrals made on his or her behalf in excess of three percent (3%) and not exceeding six percent (6%) of such Earnings while a Participant.

Notwithstanding the foregoing, however, no Matching Contribution shall be allocated with respect to any excess deferral under Section 3.02, any Excess Salary Deferral under Section 3.04, or any Salary Deferral that is returned to the Participant pursuant to Section 5.04; and provided further that the Fixed Contributions for a Plan Year shall not be less than the sum of any required principal and interest payments on all Acquisition Loans.

     (b)  Discretionary Contributions, if any, in such amount as may be determined by the Board; and

     (c)  the Qualified Nonelective Contributions, if any, to be made on behalf of non-Highly Compensated Employees in an amount that enables the Plan to satisfy the requirements set forth in Section 3.04 or 4.03.

     Time and Form of Company Contributions.

     (a)  Fixed Contributions and Discretionary Contributions, if any, with respect to any Plan Year shall be paid to the Trust at such time or times as may be determined by the Company, but not later than the date prescribed by law for filing the Company’s federal income tax return for its taxable year which ends with or within such Plan Year, including extensions which have been granted for filing such return; provided that amounts contributed to allocate Matching Contributions with respect to Salary Deferrals made during a Plan Year quarter shall be paid to the Trust no later than the last day of the following Plan Year quarter. Qualified Nonelective Contributions, if any, with respect to any Plan Year shall be paid to the Trust within twelve (12) months after the end of such Plan Year.

     (b)  Contributions shall be made in cash or in shares of Stock (including Treasury shares or authorized by unissued shares) to the extent that contributions are to be invested in the Company Stock Fund, as determined by the Company in its sole discretion, provided that Fixed Contributions are paid in cash in such amounts (and at such times, notwithstanding Paragraph (a)) as may be needed to provide the Trust Fund with cash sufficient to pay any currently maturing debt service obligation, including interest as well as principal, of the Trust Fund with respect to any Acquisition Loan. If and to the extent that a contribution is made in shares of Stock, the value of the shares of Stock for purposes of determining the amount of the contribution shall be the Fair Market Value of such shares on the trading day next following the day on which such contributions are delivered to the Trustee.

     Special Rules for Matching Contributions. For purposes of this Section and Code Sections 401(a)(4) and 410(b), the Safe Harbor Match Portion of the Plan shall be disaggregated from the Early Participant Match Portion of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Safe Harbor Match Portion of the Plan shall be treated as meeting the requirements of Paragraph (a) with respect to any Plan Year beginning on or after January 1, 2003, for which such portion of the Plan meets the requirements of Code Section 401(m)(11). In the event Section 4.01(a) is amended to reduce or eliminate Matching Contributions during a Plan Year such that the contribution requirements of Code Sections 401(k)(12)(B) and 401(m)(11) cease to be satisfied, Paragraph (a) shall apply to the Safe Harbor Portion of the Plan with respect to the entire Plan Year.

     (a)  The Average Contribution Percentage for Highly Compensated Participants for any Plan Year commencing after December 31, 2002, shall not exceed the greater of:

(i) the Average Contribution Percentage for all other Participants for such Plan Year multiplied by 1.25; or

(ii) the lesser of the Average Contribution Percentage for all other Participants for such Plan Year multiplied by 2, or the Average Contribution Percentage for such Participants for the preceding Plan Year plus two percent (2%).

     (b)  For purposes of this Section, if two or more qualified plans maintained by the Company or any of its Affiliates are treated as one plan to meet the requirements of Section 401(a)(4), Section 410(b) or Section 401(m) of the Code, such plans shall be treated as a single plan. If a Highly Compensated Participant participates in any other qualified plan maintained by the Company to which Matching Contributions or Employee contributions are made, all such contributions for Plan Years ending with or within the same calendar year shall be aggregated for purposes of this Section. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

     (c)  To the extent Salary Deferrals are taken into account under this Section, any Salary Deferrals returned to a Participant pursuant to Section 5.04 shall be disregarded for purposes of Paragraph (a).

     (d)  Notwithstanding Article IX to the contrary, any Matching Contribution that is attributable to an excess deferral under Section 3.02 or an Excess Salary Deferral shall be forfeited and shall be disregarded for purposes of Paragraph (a). Such forfeitures shall be used to reduce future Matching Contributions.

     (e)  For purposes of this Section, Matching Contributions shall be treated as made for a Plan Year if such contributions are made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year. The Company shall maintain records sufficient to demonstrate satisfaction of this Section and the amount of any Salary Deferrals taken into account under this Section. The determination and treatment of the individual contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (f)  In the event that the Average Contribution Percentage of the Highly Compensated Participants for any Plan Year on or after the Effective Date exceeds the limitation of Paragraph (a) above, the Plan Administrator shall, within two and one half (2½) months after the end of such year, distribute the Excess Aggregate Contributions (plus any income and minus any loss allocable thereto) to such Participants on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Participant and shall designate such distribution as a distribution of Excess Aggregate Contributions (plus any income and minus any loss allocable thereto).

     (g)  Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions shall be determined in the same manner in which income or loss is allocated to Participants’ Aggregate Accounts under Article V.

     (h)  The amount of Excess Aggregate Contributions of any Highly Compensated Participant shall be determined by reducing contributions on behalf of all such Participants in the order of their respective amounts, beginning with the highest such amount. The determination of the amount of Excess Aggregate Contributions with respect to the Plan shall be made after first determining the amount of excess deferrals under Section 3.02 and second determining the amount of Excess Salary Deferrals under Section 3.04.

     (i)  Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Aggregate Contributions (plus any income and minus any loss allocable thereto) to Highly Compensated Participants in order to comply with Paragraph (a) above for any Plan Year, the Company may make Qualified Nonelective Contributions as provided in Section 4.01(c).

     Return of Contributions to the Company. Notwithstanding any other provisions of the Plan to the contrary:

     (a)  Contributions to the Plan by the Company are contingent upon their deductibility under Section 404 of the Code. To the extent that a deduction for any contribution hereunder is disallowed, such contribution shall, upon the written demand of the Company, be returned to the Company by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.

     (b)  If any contribution to the Plan is made as a result of a mistake of fact, such contribution shall, upon the written demand of the Company, be returned to the Company by the Trustee no later than one (1) year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto. The portion of any contribution returned to the Company in accordance with this Section that represents Salary Deferrals shall be paid promptly to the Participants on whose behalf such deferrals were made.

     Maximum Contributions. In no event shall the contributions made by the Company for any Plan Year exceed the maximum amount that the Company is permitted to deduct for federal income tax purposes or cause the Annual Addition (as defined in Section 5.04) for any Participant to exceed the amount permitted under the Plan.

ALLOCATIONS

     Suspense Accounts.

     (a)  All contributions and net income (or net loss) of the Trust Fund shall be held in a suspense account until allocated to Participants’ Aggregate Accounts under this Article or applied by the Trustee (as directed by the Plan Administrator) to make payments of principal or interest on any Acquisition Loan.

     (b)  Any Financed Shares acquired with the proceeds of an Acquisition Loan or a prior Acquisition Loan refinanced with a new Acquisition Loan, whether or not pledged to secure repayment of an Acquisition Loan, must be credited to a separate account (the “Acquisition Loan Suspense Account”) and not to any Participant’s account. A number of shares of Stock equal to the number of Financed Shares released from the pledge securing the repayment of an Acquisition Loan (or, in the case of Financed Shares credited to the Acquisition Loan Suspense Account that are not pledged to secure repayment of an Acquisition Loan, that would have been so released had those Financed Shares been so pledged), must be withdrawn from the Acquisition Loan Suspense Account as of the Valuation Date next following the date on which the release occurs (or would have occurred) and must be allocated to the ESOP Accounts of the Participants as of that Valuation Date in the manner provided for in Section 5.02(b).

     Allocation of Contributions.

     (a)  Salary Deferrals shall be allocated to each Participant’s Salary Deferral Contribution Account in an amount equal to each such Participant’s designated percentage of deferred Earnings effective no later than the last day of the Calendar Quarter in which such contributions were paid to the Trustee.

     (b)  Fixed Contributions shall be allocated to each Participant’s Matching Contribution Account in the amount determined under Section 4.03(a) effective no later than the last day of the Calendar Quarter in which such contributions were paid to the Trustee. Notwithstanding the preceding sentence, in the event that Fixed Contributions are applied by the Trustee to make payments of principal or interest on any Acquisition Loan, a number of shares of Stock equal to the number of Financed Shares released from the pledge securing repayment of the Acquisition Loan by such application of Fixed Contributions shall be allocated to each Participant’s ESOP Account as such Matching Contributions, and the remainder of such contributions, if any, shall be allocated in accordance with Paragraph (c). The value of the shares of Stock for purposes of determining the allocation of Matching Contributions and Discretionary Contributions, if any, shall be the average price per share (net of brokerage fees and transfer fees) of Stock sold by the Trustee for all Participants who have elected pursuant to Section 6.02(c) to reinvest shares of Stock allocated as such contributions for the payroll period in which the contributions are made.

     (c)  Discretionary Contributions shall be allocated to the Discretionary Contributions Account of each Eligible Employee in the same proportion that his or her Earnings while a Participant for the applicable Plan Year bear to the total Earnings while a Participant of all Eligible Employees who are eligible to participate in allocations of Discretionary Contributions under Section 2.01(b) for such Plan Year effective no later than the last day of the Calendar Quarter in which such contributions were paid to the Trustee.

     (d)  Qualified Nonelective Contributions shall be allocated to the Salary Deferral Contribution Account of each Participant who is a non-Highly Compensated Employee in the same proportion that his or her Earnings while a Participant for the applicable Plan Year bear to the total Earnings while a Participant of all Participants who are non-Highly Compensated Employees for such Plan Year effective no later than the last day of the Calendar Quarter in which such contributions were paid to the Trustee.

     (e)  Rollover Contributions made by a Participant under Section 3.06 shall be allocated to his or her Rollover Contribution Account as of the Valuation Date next following the receipt of such contribution by the Trustee.

     Allocation of Net Income or Loss.

     (a)  As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund assets and the net income (or net loss) of the Trust Fund. The net income (or net loss) of each investment fund within the Trust Fund since the next preceding Valuation Date shall be ascertained by the Trustee and shall be determined on the accrual basis of accounting; provided, however, that such net income (or net loss) shall include any net increase or net decrease in the value of the assets of each such Fund since the next preceding Valuation Date to the extent not otherwise accrued. As soon as is practicable after each Valuation Date, the Trustee shall deliver to the Plan Administrator a written statement of such determination.

     (b)  For purposes of allocations of net income (or net loss) of the Trust Fund, a Participant’s accounts shall be divided into subaccounts to reflect the investment of such accounts under Article VI. As of each Valuation Date, the Plan Administrator shall adjust such accounts of each Participant as follows:

(i) The net income (or net loss) of each investment fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Participants who had such corresponding subaccounts on the next preceding Valuation Date and each such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be reduced by the amount of any withdrawals or distributions made therefrom since the next preceding Valuation Date.

(ii) The net appreciation (or net depreciation) in the value of the ESOP Assets (as defined in Section 6.04) shall be determined by taking into account expenses of the Plan with respect to such assets and excluding cash dividends with respect to shares of Stock allocated to the ESOP Accounts of the Participants as of the record date for which such dividends are declared, cash dividends with respect to shares of Stock allocated to the Acquisition Loan Suspense Account as of the record date for which such dividends are declared to the extent that such dividends are applied to pay principal and/or interest on an Acquisition Loan, and any other amount applied to pay principal and/or interest on an Acquisition Loan.

(iii) Each Participant’s accounts shall continue to receive allocations under this Section so long as there is a balance in such accounts; provided, however, that the value of such accounts as of the next preceding Valuation Date shall be reduced by the amount of any payments made therefrom since the next preceding Valuation Date.

     Limitation on Allocations.

     (a)  For purposes of this Section, the following terms and phrases shall have the meanings specified below:

(i) “Annual Addition” means, with respect to each Participant for any Limitation Year, the sum of (A) the Salary Deferrals allocated to the Participant’s Aggregate Account for the year; (B) the Company Contributions allocated to the Participant’s Aggregate Account for the year; provided that, to the extent permitted by Section 415(c)(6) of the Code, the portion, if any, of a Fixed Contribution applied to pay interest on one or more Acquisition Loans not later than the time prescribed by law (including permitted extensions of time) for filing the Company’s federal income tax return for the fiscal year for which the contribution is made will not be taken into account for purposes of this clause (B); (C) any forfeitures allocated to the Participant’s Aggregate Account for the year; provided that, to the extent permitted by Section 415(c)(6) of the Code, forfeitures will not be taken into account for purposes of this clause (C) to the extent that the forfeitures consist of shares of Stock purchased with the proceeds of one or more Acquisition Loans; and (D) any other amounts treated as an “annual addition” in accordance with Section 415(c)(2) of the Code.

(ii) “Limitation Year” means the Plan Year.

(iii) “Maximum Annual Additions” means, for any Participant for any Limitation Year beginning after December 31, 2001, and except to the extent permitted under Section 3.07 and Code Section 414(v), the lesser of (A) forty thousand dollars ($40,000), as adjusted for increases in the cost-of-living under Code Section 415(d); or (B) one hundred percent (100%) of such Participant’s Section 415 Compensation during such year, except the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) after a Participant’s termination of employment with the Company or an Affiliate which is otherwise treated as an Annual Addition.

     (b)  Notwithstanding any other provision in the Plan regarding the allocation of contributions, under no circumstances shall the Annual Additions credited to a Participant’s Aggregate Account for any Limitation Year exceed the Maximum Annual Additions for such Participant for such year. If, as a result of a reasonable error in estimating a Participant’s Earnings or because of other limited facts and circumstances, the Annual Additions which would be credited to a Participant’s Aggregate Account for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Participant’s Aggregate Account shall be disposed of as follows:

(i) Any such excess Annual Additions in the form of Salary Deferrals, shall, to the extent such amounts would have otherwise been allocated to such Participant’s Salary Deferral Contribution Account, be returned to the Participant;

(ii) Any such excess Annual Additions in the form of Fixed Contributions remaining in the Plan after the application of Paragraph (b)(i) above, shall, to the extent such amounts would have otherwise been allocated to such Participant as Matching Contributions, be allocated instead to a suspense account and shall be held therein until used to reduce future contributions in the same manner as a forfeiture;

(iii) Any such excess Annual Additions in the form of Discretionary Contributions remaining in the Plan after the application of Paragraphs (b)(i) and (ii) above, shall, to the extent such amounts would have otherwise been allocated to such Participant’s Discretionary Contribution Account, be allocated instead to a suspense account and shall be held therein until used to reduce future contributions in the same manner as a forfeiture; and

(iv) Any such excess Annual Additions in the form of Qualified Nonelective Contributions remaining in the Plan after the application of Paragraphs (b)(i), (ii) and (iii) above, shall be allocated instead to a suspense account and shall be held therein until allocated to such Participant’s Salary Deferral Contribution Account in future Limitation Years before any Salary Deferrals or Qualified Nonelective Contributions are made to the Plan on behalf of such Participant.

     (c)  If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in allocations of the net income (or net loss) of the Trust Fund.

     (d)  For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Company and its Affiliates shall be treated as one defined contribution plan. If the Annual Additions credited to a Participant’s Aggregate Account for any Limitation Year under this Plan plus the additions credited on his or her behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Participant for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced first, in this Plan, from Salary Deferrals above six percent (6%) of Earnings and then, as necessary, on a pro rata basis and allocated, reallocated or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

     (e)  Effective for Limitation Years beginning before January 1, 2000, in the case of a Participant who also participates in a defined benefit plan of the Company or an Affiliate, the Annual Additions credited to the Aggregate Account of such Participant shall be reduced to the extent necessary to prevent the limitations set forth in Section 415(e) of the Code from being exceeded; provided, however, that this Paragraph (e) shall not be operative to the extent that such defined benefit plan provides for a reduction of benefits thereunder to ensure that the limitation set forth in Section 415(e) of the Code is not exceeded.

INVESTMENT OF CONTRIBUTIONS IN GENERAL

     Investment Funds. The Trustee shall establish a Company Stock Fund in accordance with Section 7.01 and one or more other Investment Funds, as the Plan Administrator shall from time to time direct. Each Investment Fund, other than the Company Stock Fund, shall be invested, as the Plan Administrator shall direct:

     (a)  at the discretion of the Trustee in accordance with such investment guidelines and objectives as may be established by the Plan Administrator for such Investment Fund;

     (b)  at the discretion of a duly appointed Investment Manager in accordance with such investment guidelines and objectives as may be established by the Plan Administrator; or

     (c)  in such investments as the Plan Administrator may specify for such Investment Fund.

     The Plan Administrator may from time to time change its direction with respect to any Investment Fund and may, at any time, eliminate any Investment Fund. Whenever an Investment Fund is eliminated, the Trustee shall promptly liquidate the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the direction of the Plan Administrator.

     The Trustee shall transfer to each Investment Fund such portion of the assets of the Trust as the Plan Administrator may from time to time direct in accordance with the terms of the Plan. All interest, dividends and other income received with respect to, and any proceeds realized from the sale or other disposition of, assets held in any Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses properly attributable to any Investment Fund shall be paid therefrom unless paid by the Company.

     Investment of Contributions.

     (a)  On and after the Effective Date, each Participant may direct that contributions made on his or her behalf shall be invested in any one or more of the Investment Funds, provided that no Participant shall be permitted to reinvest any portion of contributions to his or her ESOP Account if the Trustee determines that reinvestment would cause the ESOP Assets (as defined in Section 7.01) to fail to be invested primarily in Stock. An investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Plan Administrator.

     A Participant’s investment direction, if received by the Plan Administrator prior to the date he or she commences participation, shall be effective as of said date. If a Participant does not make an investment direction or an investment direction is not received by the Plan Administrator before the Participant commences participation, contributions on behalf of such Participant to his or her ESOP Account shall remain invested in Stock and all other contributions shall be invested in the fund which presents the least risk of loss as determined by the Plan Administrator. An investment direction received by the Plan Administrator after the date a Participant commences participation shall be effective as soon as practicable following receipt by the Plan Administrator (or by the person or persons specified by the Plan Administrator).

     (b)  A Participant may modify an investment direction to have future contributions on his or her behalf invested in the Investment Funds in proportions other than those previously elected, by such written, telephonic or electronic means as shall be prescribed by the Plan Administrator. A modification shall be effective as soon as practicable following receipt by the Plan Administrator (or by the person or persons specified by the Plan Administrator).

     (c)  A Participant may elect to reinvest all or a portion of the balance credited to one or more of his or her accounts in any one or more of the Investment Funds; provided that he or she may not reinvest any portion of the balance credited his or her ESOP Account that is attributable to payments of principal and interest on an outstanding Acquisition Loan on or after the Effective Date; and provided further that no Participant shall be permitted to reinvest any portion of such account if the Trustee determines that reinvestment would cause the ESOP Assets (as defined in Section 7.01) to fail to be invested primarily in Stock. An election to reinvest shall be made by such written, telephonic or electronic means as shall be prescribed by the Plan Administrator, and shall be effective as soon as practicable after receipt by the Plan Administrator (or by the person or persons specified by the Plan Administrator).

     Valuation of Investment Funds. As of each Valuation Date, the Trust Fund, and each of the investment funds comprising the Trust Fund, shall be valued on the basis of its current fair market value. For purposes of allocating accruals pursuant to Section 5.03, the Trust Fund and each of the investment funds of the Trust Fund shall be valued as of a Valuation Date as if each contribution to, reallocation to, reallocation out of, or benefit payment out of the Trust Fund made after the last preceding Valuation Date had been made immediately following the valuation of the Trust Fund then being made.

EMPLOYEE STOCK OWNERSHIP; ACQUISITION LOANS

     Company Stock Fund. Effective January 1, 2004, the Trustee shall establish the following two sub-funds under the Company Stock Fund:

     (a)  The “Company Stock Fund (non-ESOP)” shall consist of all amounts held by the Plan that are invested in Stock that are attributable to Salary Deferrals and Company Contributions for the current Plan Year.

     (b)  The “Company Stock Fund (ESOP)” shall be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, and shall consist of all amounts held by the Plan that are invested in Stock that are not attributable to Salary Deferrals and Company Contributions for the current Plan Year. Such amounts (together with any Acquisition Loan Suspense Account) shall be the “ESOP Assets” under the Plan.

     As soon as practicable following the last day of each Plan Year, the contributions attributable to such Plan Year that are invested in the Company Stock Fund (non-ESOP), adjusted for gains or losses, shall automatically be transferred to the Company Stock Fund (ESOP).

     The Trustee shall invest the Company Stock Fund (non-ESOP) and the ESOP Assets in accordance with the Plan and Trust Agreement and the applicable provisions of the Code, ERISA, and (excluding the Company Stock Fund (non-ESOP)) any other laws affecting tax qualified pension benefit plans designed to qualify as employee stock ownership plans; provided that, in aggregate, the ESOP Assets shall be invested primarily in Stock.

     Acquisition Loans. The Company may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition by the Trust Fund of shares of Stock or to repay a prior Acquisition Loan. An Acquisition Loan may be made by a Party in Interest and may be guaranteed by the Company or one or more Affiliates. Any Acquisition Loan must be primarily for the benefit of the Participants and their Beneficiaries. In furtherance of the foregoing:

     (a)  The interest rate payable with respect to any Acquisition Loan and the price of any Stock to be acquired with the proceeds thereof must not be such that the Trust Fund might be “drained off” (as such term is used in the applicable regulations under Section 4975 of the Code), and the terms of any Acquisition Loan, whether or not the lender is a Party in Interest, must at the time such Acquisition Loan is made be at least as favorable to the Trust Fund as the terms of a comparable loan resulting from arm’s length negotiations between independent parties would be. An Acquisition Loan must be for a specific term, must bear a reasonable rate of interest, and must not be payable upon demand except in the event of a default; however, if the lender of the Acquisition Loan is a “disqualified person” within the meaning of Section 4975(e)(2) of the Code, the Acquisition Loan must be payable upon demand in the event of a default only to the extent of any default in any required payments due and payable under that Acquisition Loan (without regard to any rights of acceleration on the part of the lender).

     (b)  An Acquisition Loan may be secured by a collateral pledge of the Financed Shares acquired with the proceeds of that Acquisition Loan (or any prior Acquisition Loan repaid with the proceeds from the Acquisition Loan); however, no lender or guarantor of an Acquisition Loan that is a Participating Employer or an Affiliate may have any rights or recourse with respect to the Financed Shares, if any, pledged as collateral to secure the repayment of that Acquisition Loan. No other assets of the Trust Fund (including any other shares of Stock held as part of the Trust Fund) may be pledged as collateral for an Acquisition Loan, and no Acquisition Loan lender shall have recourse against the Plan, the Trustee, or any assets of the Trust Fund, other than any Financed Shares pledged to secure that Acquisition Loan and not released from that pledge as provided for in the second sentence immediately after this sentence. Any pledge of Financed Shares as collateral for an Acquisition Loan shall provide that the value of the Financed Shares that are subject to that pledge and are transferred in satisfaction of the

Acquisition Loan upon a default on that Acquisition Loan must not exceed the amount of that default.

     (c)  Any pledge of Financed Shares as collateral for an Acquisition Loan must also provide for the release of the Financed Shares so pledged on a pro-rata basis as principal and interest on such Acquisition Loan is paid by the Trustee. Unless the Trustee elects to apply the special rule for releasing Financed Shares under Treasury Regulation Section 54.4975-7(b)(8)(ii), the number of Financed Shares to be released from any such pledge in any Plan Year is to be determined by multiplying (i) the total number of Financed Shares subject to that pledge immediately prior to the release for such Plan Year by (ii) a fraction, the numerator of which is the amount of principal and interest paid on that Acquisition Loan for the Plan Year and the denominator of which is the sum of the numerator plus all principal and interest to be paid with respect to that Acquisition Loan for all future years of the term of that Acquisition Loan (without regard to any possible extensions or renewal periods). In the event that the interest rate payable with respect to such Acquisition Loan is variable, the interest to be paid in future years must be determined for purposes of the preceding sentence as if the interest rate that is applicable for that Acquisition Loan at the end of such Plan Year were to remain in effect over the remaining term of that Acquisition Loan. If the Trustee elects to apply the special rule for releasing Financed Shares, the number of Financed Shares to be released from encumbrance is determined solely with reference to principal payments. If the Trustee elects to apply the special rule, however, three additional rules apply: the Acquisition Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of the amount for ten (10) years; the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and the special rule is inapplicable from the time that by reason of a renewal, extension, or refinancing the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan exceeds ten (10) years.

     (d)  Payments of principal or interest on any Acquisition Loan must be made by the Trustee (as directed by the Plan Administrator) only from Company Contributions paid in cash to enable the Trustee to repay the Acquisition Loan, any earnings of the Trust Fund attributable to such contributions, and any earnings received by the Trust Fund on Financed Shares pledged to secure the repayment of the Acquisition Loan. Payments of principal or interest for any Acquisition Loan during any Plan Year must not exceed (i) the sum of the following for that Plan Year and all prior Plan Years: the aggregate Company Contributions paid in cash to enable the Trustee to repay one or more Acquisition Loans; any earnings of the Trust Fund attributable to such contributions; and any earnings attributable to Financed Shares pledged to secure one or more Acquisition Loans; (ii) less all payments of principal or interest made with respect to Acquisition Loans in earlier Plan Years.

     Purchase of Stock.

     (a)  Whenever required by the terms of the Plan or the Participants’ investment directions under Article VI, the Trustee shall purchase shares of Stock from such source and in such manner as the Trustee may determine. If the Trustee and the Company agree, any such shares may be purchased from the Company and may either be treasury shares or authorized but unissued shares; provided, however, that no shares of Stock purchased with the proceeds of an

Acquisition Loan shall be purchased from a Participating Employer (other than the Company) or any Affiliate. If shares of Stock are acquired by the Plan other than on an exchange or other national market system, such shares shall be purchased at prices that do not exceed Fair Market Value.

     (b)  For purposes of crediting cash contributions invested in the Company Stock Fund, the credit shall be based on the average cost per share (including brokerage fees and transfer fees) of Stock purchased by the Trustee for all Participants for the month in which the contributions were made, and for this purpose contributions of shares of Stock shall be valued at the closing price of such stock for the date of contributions, or, if no sale occurred on such date, for the next preceding day on which a sale occurred.

     (c)  Notwithstanding any other provision of this Section, the Trustee shall not purchase shares of Stock during any period in which such purchase is, in the opinion of counsel for the Company or the Plan Administrator, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in shares of Stock shall be invested in such other assets as the Trustee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the designated investment.

     Custody and Voting of Stock.

     (a)  All shares of Stock acquired by the Trustee shall be held in the possession of the Trustee or its designee until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee.

     (b)  Each Participant (or, in the event of a Participant’s death, the Participant’s Beneficiary) shall have the right, to the extent of shares of Stock allocated to the Participant’s Aggregate Account, to direct the Trustee in writing as to the manner in which to vote with respect to such shares of Stock. Before each annual or special meeting of the shareholders of the Company, the Plan Administrator shall cause to be sent to each Participant a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee as to the voting of the shares of Stock allocated to each Participant’s Aggregate Account, whether or not vested. The Trustee, itself or by proxy, shall vote the shares of Stock in such Aggregate Account in accordance with the instructions of the Participant; provided, that if the Trustee determines (in its sole discretion) that adherence to any such instructions is inconsistent with the discharge of its fiduciary duties under ERISA, the Trustee shall vote the affected shares of Stock in a manner consistent with the proper exercise of its fiduciary duties. If the Trustee shall not have received instructions as to the manner in which to vote any shares of Stock held in the Trust Fund (whether because instructions have not been timely received or because the shares of Stock are not allocated to any Participant’s Aggregate Account), the Trustee, itself or by proxy, shall vote all such shares in a manner consistent with the proper exercise of its fiduciary duties under ERISA, as determined in its sole discretion.

     Dividends on Stock.

     (a)  Any stock dividends received with respect to Stock must be credited pro rata to the Participant accounts (or, in the case of Financed Shares securing the repayment of an Acquisition Loan, to the Acquisition Loan Suspense Account) to which the corresponding shares of Stock on which the stock dividends are received are allocated as of the record date for which the stock dividends are declared.

     (b)  Any cash dividends received on shares of Stock allocated to Participant accounts as of the record date on which the dividends are declared shall be allocated to the accounts of the Participants to whose accounts those shares of Stock are allocated as of the record date for which such cash dividends are declared. Any cash dividends received on shares of Stock allocated to an Acquisition Loan Suspense Account shall be allocated to such account; provided that such cash dividends may be applied by the Trustee to pay principal or interest on an Acquisition Loan as described in Code Section 404(k)(2)(c) Any cash dividends received on shares of Stock either not allocated to Participant accounts or not allocated to the Acquisition Loan Suspense Account as of the record date for which the dividends are declared shall be included in the computation of net income (or loss) of the Trust Fund and allocated as set forth in Section 5.03.

     (c)  Notwithstanding Paragraph (b), any cash dividends received on shares of Stock allocated to a Participant’s ESOP Account as of the record date on which the dividends are declared shall, at the election of the Participant or his or her Beneficiary, either: (i) be paid by the Company in cash to the Participant or Beneficiary, or, at the discretion of the Plan Administrator, paid by the Company to the Trust and distributed from the Trust to the Participant or his or her Beneficiary, not later than ninety (90) days after the close of the Plan Year in which paid to the Plan; or (ii) be paid to the Plan and reinvested in Stock. The Plan Administrator shall determine the scope, manner and timing of the elections, dividend payments or distributions, and reinvestment in Stock described in this Paragraph (c) in any manner that is consistent with Code Section 404(k) and other applicable provisions of the Code and ERISA.

     Forfeitures of Stock. Notwithstanding any other provision of the Plan to the contrary, any Stock that was acquired with the proceeds of an Acquisition Loan and was forfeited during a Plan Year shall be allocated to the ESOP Accounts, as of the last day of the Plan Year, as follows: first, an amount sufficient to restore forfeitures as provided in Section 9.03 and second, the remainder of such forfeitures among the ESOP Accounts in the same proportion that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants who either (a) are credited with one Year of Service for the Plan Year and are employed by the Employer or an Affiliate on the last day of the Plan Year or (b) terminated employment during the Plan Year on account of death, retirement or Disability.

     Stock Splits and Other Capital Reorganizations. Except to the extent necessary to restore forfeitures, any shares of Stock received as a result of a Stock split, reorganization or other recapitalization of the Company shall be allocated in the same manner as the shares of Stock to which any proceeds in such transaction are attributable.

     Tender of Stock.

     (a)  Each Participant (or, in the event of a Participant’s death, the Participant’s Beneficiary) shall have the right, to the extent of shares of Stock allocated to the Participant’s Aggregate Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Stock. The Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer. The Trustee shall respond to the tender or exchange offer with respect to the shares of Stock in each Participant’s Aggregate Account in accordance with the instructions of the Participant; provided, that if the Trustee determines (in its sole discretion) that adherence to any such instructions is inconsistent with the discharge of its fiduciary duties under ERISA, the Trustee shall respond to the tender or exchange offer with respect to the affected shares of Stock in a manner consistent with the proper exercise of its fiduciary duties. If the Trustee shall not have received instructions as to the manner in which to respond to a tender or exchange offer with respect to any shares of Stock held in the Trust Fund (whether because instructions have not been timely received or because the shares of Stock are not allocated to any Participant’s Aggregate Account), the Trustee, itself or by proxy, shall vote all such shares in a manner consistent with the proper exercise of its fiduciary duties under ERISA, as determined in its sole discretion.

     (b)  Cash proceeds received by the Trustee from the sale or exchange of any shares of Stock under this Section shall be invested by the Trustee in one or more other Investment Funds in ten percent (10%) increments, in accordance with directions obtained from Participants at the time of the receipt of such proceeds, which directions shall be independent of the investment directions made by the Participants pursuant to Section 6.02 hereof. If timely investment direction is not received from a Participant, such Participant’s interest in such cash proceeds shall be invested in the fund that presents the least risk of loss as determined by the Plan Administrator.

     (c)  Any decision by a Participant to tender (or not tender) or to exchange (or not exchange) under Paragraph (a) of this Section and any direction made by a Participant under Paragraph (b) of this Section shall constitute an exercise of control by the Participant over the assets credited to his or her Aggregate Account within the meaning of Section 404(c) of ERISA. Each Participant who so exercises such control shall, by such exercise, release and agree, on the Participant’s own behalf and on behalf of the Participant’s Beneficiary, to indemnify and hold harmless the Trustee, the Company and the Plan Administrator from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney’s fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise.

     Special Restrictions on Insiders. Notwithstanding any other provision of the Plan to the contrary, each transaction involving shares of Stock allocated to the Aggregate Account of an Insider (including any investment or reinvestment election under the Plan) shall comply with all applicable requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, the regulations thereunder, and any successor thereto. The Committee shall be responsible for developing administrative rules to carry out this provision.

     Option to Require Employer to Purchase Stock.

     (a)  If any Stock distributed pursuant to this Plan is not “readily tradable on an established securities market” at the time distributed, then the recipient of those shares of Stock received pursuant to the distribution has the right during the Put Option Period to require the Employer, by notice in writing to the Employer within the applicable Put Option Period, to purchase the shares of Stock at a price equal to the Fair Market Value of those shares, determined as of the Valuation Date coinciding with or immediately preceding the date of the purchase. In addition, the Plan shall have the option, but shall not be required, to purchase the Stock from a Participant exercising his or her put right.

     (b)  For purposes of this Section:

(i) The term “Put Option Period” means (A) the 60-day period beginning on the date following the date of the distribution of the shares of Stock, and (B) sixty (60) days during the following Plan Year, which second 60-day period is to be designated by the Employer in accordance with Section 409(h)(4) of the Code and the regulations thereunder, provided, however, that such second 60-day period must not begin before (X) the first Valuation Date following termination of the initial 60-day period set forth in (A) above and (Y) written notice to the Participant of the value of the shares of Stock determined as of the Valuation Date. The “Put Option Period” does not include any time during which the Employers are prohibited by applicable federal or state law from honoring their obligations under this Section.

(ii) Shares of Stock will be considered not “readily tradable on an established securities market” if the shares either are not traded on a national securities exchange or quoted on a system sponsored by a national securities association, or are subject to a restriction under any federal or state securities law, any regulation thereunder, or any agreement affecting the shares that renders such shares less freely tradable than would be the case if the restriction did not exist.

     (c)  The put option right provided for in this Section is exercisable only by a Participant, the Participant’s Beneficiary, the donee of a Participant or Beneficiary (but only with respect to shares of Stock received as a gift by such donee), or the person (including an estate or a distributee thereof) to whom shares of Stock pass as the result of the death of the Participant or the Participant’s Beneficiary. The Plan has a first right of refusal (but no obligation) to purchase any shares of Stock tendered to the Employer or the Sponsor, pursuant to this Section. The Employer or the Sponsor (or the Plan, in the event that the Plan exercises its right described in the immediately preceding sentence) shall have the right, in its sole and absolute discretion, to elect to pay the purchase price for any shares of Stock that were distributed as part of a total distribution (within the meaning of Section 409(h)(5) of the Code) and are purchased pursuant to this Section, in a single lump sum or in substantially equal annual installments over a period beginning not later than thirty (30) days after the exercise of the put option right provided for in this Section and not exceeding five (5) years, with interest payable at a reasonable rate (as determined by the Employer, or in the event the Plan elects to purchase such shares, the Plan Administrator) on any unpaid installment balance. If a Participating Employer or the Company (or the Plan, in the event that the Plan exercises its right described in the second preceding sentence) is required to purchase Stock pursuant to this Section that was distributed as part of an installment distribution, the payment of the purchase price for the Stock must occur in a single lump sum not later than thirty (30) days after the exercise of the put option right provided for in this Section.

     No Other Rights To Put or Call Stock. Except as set forth in Section 7.10, and except as otherwise required by applicable federal or state law, no shares of Stock acquired with the proceeds of an Acquisition Loan or otherwise under the Plan are subject to any put, call, or other option, or any buy-sell or similar agreement, either while held by the Plan or when distributed by the Plan, irrespective of whether or not the Plan then qualifies as an “employee stock ownership plan” under Section 4975(e)(7) of the Code. Notwithstanding anything to the contrary contained in this Plan, this Section 7.11 and the rights and protections afforded Participants and Beneficiaries under Section 7.10 are not subject to termination, amendment, or modification insofar as those provisions apply to shares of Stock acquired under the ESOP portion of the Plan.

WITHDRAWALS AND LOANS

     In-Service Withdrawals. A Participant may withdraw all or a part of his or her Vested Interest prior to his or her termination of employment with the Company and all Affiliates as follows:

     (a)  The Participant may withdraw all or any part his or Vested Interest attributable to Salary Deferrals and Rollover Contributions after attaining fifty-nine and one half (59½) years of age.

     (b)  Effective January 1, 1998, the Participant may withdraw all or any part of his or her Vested Interest in his or her Aggregate Account after attaining Normal Retirement Age.

     (c)  Effective January 1, 2000, the Participant may withdraw all (but not less than all) of his or her Vested Interest attributable to Rollover Contributions at any time before attaining fifty-nine and one half (59½) years of age.

The Plan Administrator shall establish reasonable procedures for handling withdrawal requests under this Section.

     Hardship Withdrawals. The Plan Administrator may direct the Trustee to make a hardship withdrawal distribution to a Participant from the accounts designated by the Participant, excluding (1) investment earnings allocated to the Participant’s Salary Deferral Account after December 31, 1988, and (2), effective January 1, 2003, the Participant’s Safe Harbor Matching Contributions Account, subject to the following:

     (a)  Each request for a hardship withdrawal shall be made by such written, telephonic or electronic means as may be prescribed by the Plan Administrator. The request shall specify the reason for such withdrawal and shall include such other information and documentation as the Plan Administrator may request.

     (b)  A hardship withdrawal may be made only in cash and may not exceed the Participant’s Vested Interest in his or her accounts, excluding the Participant’s Safe Harbor Matching Contributions Account and investment earnings allocated to the Participant’s Salary Deferral Account (or to the comparable portion of his or her Predecessor Plan Account, as determined under the applicable Schedule) after December 31, 1988.

     (c)  A hardship withdrawal shall be permitted only if the distribution is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

(i) A financial need may qualify as immediate and heavy without regard to whether such need was foreseeable or voluntarily incurred by the Participant. The following shall be deemed immediate and heavy financial needs:

(A) Payment of medical expenses described in Section 213(d) of the Code previously incurred by the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code) or payment necessary for such persons to obtain medical care as described in Section 213(d) of the Code;

(B) Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(C) Payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code);

(D) Payment to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; and

(E) Any other financial need deemed to be immediate and heavy by the Commissioner of Internal Revenue as set forth in a Treasury regulation, revenue ruling, notice, or other document of general applicability.

The above list of deemed immediate and heavy financial needs shall not be exclusive, and other needs may qualify as immediate and heavy financial needs.

(ii) A distribution shall be treated as necessary to satisfy an immediate and heavy financial need of the Participant only to the extent (A) the amount of such distribution does not exceed the amount required to relieve the financial need (including the amount of any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) and (B) the amount of such distribution is not reasonably available to the Participant from other resources. The Plan Administrator may reasonably rely (unless the Plan Administrator has actual knowledge to the contrary) on the Participant’s written representations that the need cannot be relieved through reimbursement or compensation by insurance or otherwise; by reasonable liquidation of the Participant’s assets; by cessation of Salary Deferrals under the Plan; or by other distributions or nontaxable (at the time of the loan) loans from plans maintained by any present or former employer of the Participant or from commercial lenders. A Participant’s resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant.

(iii) The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

     (d)  A request for a hardship distribution shall be treated as a claim for benefits under the Plan. A hardship withdrawal shall be made as soon as practicable following approval of the request by the Plan Administrator.

     (e)  The Plan Administrator may from time to time establish rules governing withdrawals. Such rules shall be applied on a uniform and nondiscriminatory basis.

     Loans. The Plan Administrator may, upon the request of a Participant or Beneficiary who is a “party in interest” as defined in Section 3(14) of ERISA, direct the Trustee to make a loan to such Participant or Beneficiary from the Participant’s Salary Deferral Contribution Account, Matching Contribution Account (excluding amounts attributable to Financed Shares under any currently outstanding Acquisition Loan), and Rollover Contribution Account, if any, subject to the following:

     (a)  The amount of each loan shall be determined with reference to the fair market value of the Participant’s Aggregate Account as of the most recent Valuation Date for which valuation data has been received by the Plan Administrator.

     (b)  Any loan made on or after January 1, 1987, when added to the balance of all other outstanding loans with respect to a Participant’s Aggregate Account, shall not exceed the lesser of:

(i) Fifty thousand dollars ($50,000), reduced by the excess, if any, of the Participant’s highest outstanding loan balance under the Plan for the one (1) year period ending on the day before such loan is made, over the Participant’s loan balance under the Plan on the day such loan is made, or

(ii) Fifty percent (50%) of the sum of the Participant’s Salary Deferral Contribution Account, the nonforfeitable portion of his or her Matching Contribution Account, and his or her Rollover Contribution Account.

The total unpaid balance of all loans (including accrued but unpaid interest) made with respect to a Participant’s Aggregate Account under the Plan and all other qualified plans maintained by his or her Employer shall not exceed the maximum amount permitted under Section 72(p) of the Code.

     (c)  Effective January 1, 1998, no loan shall be made in an amount less than one thousand dollars ($1,000), nor shall a loan be made if a Participant has any other loan outstanding with respect to his or her Aggregate Account under the Plan. Notwithstanding the preceding sentence to the contrary, a loan may be made in an amount less than one thousand dollars ($1,000) if the Participant is also a participant or beneficiary who is a “party in interest” as defined in Section 3(14) of ERISA with respect to the SIS Bank Employees’ Savings Incentive Plan (“SIS Plan”); his or her Aggregate Account balance under this Plan is not sufficient to permit a loan to be made in the amount of at least one thousand dollars ($1,000); and each of the following requirements is satisfied:

(i) the sum of the Participant’s account balance under the SIS Plan plus the Participant’s Aggregate Account balance under this Plan would be sufficient to permit a loan to be made in the amount of at least one thousand dollars ($1,000) if the separate accounts were treated as a single account;

(ii) the Participant does not have any other loan outstanding with respect to either his or her Aggregate Account under this Plan or his or her account under the SIS Plan;

(iii) the loan is made during the period beginning July 15, 1999, and ending on the SIS Plan Affiliation Date; and

(iv) the loan is made in compliance with all provisions of this Section except for the one thousand dollar ($1,000) minimum amount requirement.

     Each loan shall be evidenced by a promissory note bearing a reasonable rate of interest as determined by the Plan Administrator, taking into consideration interest rates currently being charged by commercial lenders for loans made under similar circumstances, and shall be adequately secured in such manner as the Plan Administrator may determine. Collateral for a loan may consist of an assignment of not more than fifty percent (50%) of a Participant’s Vested Interest in his or her Aggregate Account, provided such collateral adequately secures repayment of the loan. In the event of a default on a loan, the Plan Administrator shall, after giving the Participant or Beneficiary written notice of the default and an opportunity to cure the default, in accordance with the terms and conditions of such loan, foreclose upon the collateral to the extent necessary to satisfy the Participant’s obligation. If the collateral for such loan is the Participant’s interest in his or her Aggregate Account, such foreclosure may not occur prior to the Participant’s termination of employment.

     (d)  Each loan shall be made for such term and, subject to the foregoing, upon such terms and conditions as the Plan Administrator shall determine; provided that substantially level amortization, with payments not less frequently than quarterly, shall be required over the term of any loan; and further provided that the term shall not exceed five (5) years unless the loan is used to acquire a principal residence for the Participant, in which case the term shall not exceed fifteen (15) years.

     (e)  Each loan to a Participant or Beneficiary shall be treated and accounted for as an investment of such Participant’s Aggregate Account, and loans shall be charged against the Investment Funds in which the Participant’s Aggregate Account is invested as of the date such loan is made. Amounts of principal and interest paid on any loan shall be transferred to the Investment Funds in accordance with the Participant’s investment direction in effect at the time of payment.

     (f)  No loan shall be made to any owner-employee or shareholder-employee. For purposes of this subsection (g), an “owner-employee” means a self-employed individual who is a sole proprietor or who is a partner in an Employer who owns more than ten percent (10%) of either the capital or profits interest in such Employer, and a “shareholder-employee” means an employee or officer of an electing small business corporation (S corporation) who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

     (g)  No distribution (other than a deemed distribution under Section 72(p) of the Code) shall be made to any Participant or Former Participant or to a Beneficiary of any Participant until all unpaid loans with respect to the Participant’s Aggregate Account, including accrued interest thereon, have been paid in full. In the event a Participant or Beneficiary becomes entitled to a distribution of his or her Aggregate Account under the Plan, and at the time of such distribution there remain outstanding any unpaid loans with respect to his or her Aggregate Account, then

(i) such unpaid loan shall be treated as due and payable immediately as of the date distribution is made or commences;

(ii) the Aggregate Account of the Participant or Beneficiary shall be reduced prior to any such distribution by the amount of the principal and accrued interest outstanding on such loan;

(iii) the loan shall be deemed to be paid in full as of the date the distribution is made or commences; and

(iv) such Participant or Beneficiary shall be treated as receiving or commencing to receive a distribution of his or her entire Aggregate Account.

     (h)  The Plan Administrator shall suspend the obligation to repay any loan made to a Participant pursuant to this Section for any period during which such Participant is performing service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights Act), and such suspension shall not be taken into account for purposes of Sections 72(p), 401(a), or 4975(d)(1) of the Code.

     (i)  The Plan Administrator shall follow a uniform and nondiscriminatory policy in making loans to assure that loans are available to all Participants and Beneficiaries who are “parties in interest” on a reasonably equivalent basis as required under 29 C.F.R. Section 2550.408b-1 and to further assure that the Plan meets the requirements of Section 401(a)(4) of the Code.

     (j)  The Plan Administrator shall establish, in writing, administrative procedures to carry out the provisions of this Section. A request for a loan shall be made by such written, telephonic or electronic means as may be prescribed by the Plan Administrator.

     (k)  The provisions of this Section shall be applicable to loans granted or renewed under the Plan on or after January 1, 1998, and loans granted or renewed prior to such date shall be governed by the provisions of the Plan as in effect on the date of such grant or renewal; provided that, with respect to a Predecessor Plan Account, the provisions of this Section shall be applicable to loans granted or renewed after the Plan Affiliation Date, if later.

VESTING

     Active Participants On and After January 1, 2001. Each Participant who is an Eligible Employee on or after the Effective Date shall have a fully vested and nonforfeitable interest in all amounts credited to his or her Aggregate Account.

     Terminated Participants. Each Participant who terminated employment with the Company and all Affiliates before the Effective Date and is not an Employee at any time after December 31, 2000, shall have a fully vested and nonforfeitable interest in all amounts credited to his or her Salary Deferral Contribution Account and Rollover Contribution Account. If the Participant terminated employment on or after attainment of Normal Retirement Age, or an account of Disability, or death, then all amounts credited to his or her Aggregate Account shall be nonforfeitable. If the Participant terminated employment for any other reason, the vested percentage of his or her Company Contribution accounts shall be determined as follows:

Years of Service	Nonforfeitable Interest

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%

If the Participant is subsequently reemployed by the Company on or after the Effective Date, then the Participant’s nonforfeitable interest in his or her Aggregate Account on or after the reemployment date shall be determined in accordance with Section 9.01.

     Forfeitures. If a Participant terminated employment before the Effective Date, the nonvested portion of a Participant’s Company Contribution accounts prior to such termination shall be forfeited as of the last day of the Plan Year in which the Participant incurs a one-year Break in Service, or, if earlier, upon a complete distribution of the nonforfeitable portion of such accounts under Article X. If the Participant is reemployed by a Participating Employer before incurring five (5) consecutive Breaks in Service:

     If the Participant was not vested in any portion of his or her Company Contribution accounts at the time he or she ceased to be employed, the Participant shall be entitled to restoration of the amount previously forfeited, unadjusted by any subsequent gains or losses, as of the Valuation Date coincident with or next following the date of reemployment.

     If the Participant was vested in any portion of his or her Company Contribution accounts at the time he or she ceased to be employed, the Participant shall be entitled to restoration of the amount previously forfeited (unadjusted by any subsequent gains or losses) if he or she repays the full amount of the vested portion of such accounts distributed to him or her in accordance with Article X before the earlier of (i) five (5) years from the date of reemployment, or (ii) the close of the first period of five (5) consecutive Breaks in Service commencing after the date of distribution. Such restoration shall be made as of the Valuation Date coincident with or next following the date of repayment.

     Any forfeiture under this Section shall be applied first to make restorations hereunder and then, subject to Section 7.06, to reduce Fixed Contributions. If forfeitures are insufficient to restore the Participant’s Company Contribution accounts, the Company shall contribute such additional amounts as are required to make restoration.

BENEFITS AND DISTRIBUTIONS

     Normal Retirement Benefit. A Participant shall be entitled to receive his or her Vested Interest in one or more of the forms of payment provided under Section 10.05(a) upon attaining Normal Retirement Age. If the Participant remains employed with the Company past Normal Retirement Age, he or she shall be entitled to continue active participation in the Plan, and no distribution shall be made hereunder prior to a request for retirement benefits by such Participant unless a distribution is required under Section 10.05(d).

     Disability Benefit. A Participant shall be entitled to receive his or her Vested Interest in or more of the forms of payment provided under Section 10.05(a) upon suffering a Disability prior to attaining Normal Retirement Age.

     Benefit on Termination of Employment. A Participant shall be entitled to receive his or her Vested Interest in one or more of the forms of payment provided under Section 10.05(a) upon his or her termination of employment prior to Normal Retirement Age for any reason other than Disability or death.

     Death Benefit. In the event of a Participant’s death, the remaining Vested Interest of such Participant, reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant, shall be paid to the Participant’s Beneficiary as provided under Section 10.06. If there is no such Beneficiary, such Vested Interest shall be payable to the Participant’s estate. The Plan Administrator may require such proof of death and such evidence of the right of any person to receive payment of the deceased Participant’s remaining Vested Interest as it deems necessary and appropriate.

     Distribution of Benefits to a Participant.

     (a)  A Participant shall have the right to receive all or a portion of his or her Vested Interest as a Retirement Benefit, Disability Benefit or Benefit on Termination of Employment, as the case may be, as a single lump sum payment in cash. Notwithstanding the preceding sentence:

(i) a Participant may elect to receive payment of the Vested Interest in his or her ESOP Account in substantially equal annual installments over a specified period, which period may not exceed five (5) years; provided that the maximum period over which such distribution may be made is extended by one year (up to five (5) additional years), effective January 1, 2002, for each one hundred thousand sixty dollars ($160,000) or fraction thereof by which the balance of the accounts exceeds eight hundred thousand dollars ($800,000) (or such other amounts as the Secretary of the Treasury or the Code may prescribe);

(ii) a Participant may elect to receive distribution in Stock of all or a portion of the Vested Interest in (A) his or her ESOP Account and (B) to the extent invested in Stock on the Annuity Starting Date, his or her Salary Deferral Contribution Account, Matching Contribution Account, Discretionary Contribution Account, Rollover Contribution Account, and/or Predecessor Plan Account(s). If a Participant elects to receive a distribution in Stock, cash must be distributed in lieu of any fractional shares of Stock allocated to the Participant’s accounts that are to be distributed in Stock. The Participant may direct the Committee to issue shares of Stock in the sole name of the distributee or in the joint names of the distributee and his or her spouse, child, or other dependent.

     (b)  Notwithstanding Paragraph (a) to the contrary, if a Participant’s Vested Interest does not exceed five thousand dollars ($5,000) as of the date distribution is to commence, his or her Vested Interest shall be distributed in a single lump sum as soon as administratively feasible after his or her termination of employment for any reason. If the value of the Participant’s vested interest in his or her Company Contribution accounts upon terminating employment is zero dollars ($0), such Participant shall be deemed to have received an immediate distribution of such interest.

     (c)  Any distribution to a Participant except a cash-out distribution under Paragraph (b) shall require such Participant’s written consent if such distribution commences prior to Normal Retirement Age. With regard to such consent, effective January 1, 1997:

(i) The Participant shall receive the written notice described in Treas. Reg. § 1.411(a)-11(c)(2)(i), including notice of his or her right to defer payment of benefits under this Article, no less than thirty days (30) and no more than ninety (90) days before the date on which such distribution is paid or commences to be paid. If a Participant declines or fails to consent, it shall be deemed to be an election to defer payment of such benefits. However, any election to defer payment shall not apply with respect to distributions that are required under Paragraph (d).

(ii) Notwithstanding the foregoing to the contrary, if a Participant, after receiving written notice under Paragraph (c)(i), affirmatively elects a distribution, then the distribution may be paid or may commence to be paid less than thirty (30) days after the date such written explanation was given, provided the Plan Administrator has informed such Participant, in writing, of his or her right to a period of at least thirty (30) days to consider whether to consent to the distribution.

     (d)  Notwithstanding any other provision of the Plan to the contrary, a Participant’s Vested Interest shall be distributed commencing not later than the required beginning date or shall be distributed, beginning not later than the required beginning date, over a period not extending beyond the life expectancy of such Participant or the life expectancy of the Participant and the joint annuitant of the Participant. For purposes of this Paragraph, the “required beginning date” means the following, effective January 1, 1998:

(i) For a Participant who attains age seventy and one half (70½) before January 1, 1999, April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one half (70½).

(ii) For a Participant who attains age seventy and one half (70½) after December 31, 1998, April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age seventy and one half (70½), or (B) the calendar year in which the Participant retires; provided that this clause (B) shall not apply in the case of a Participant who is a five percent (5%) owner (within the meaning of Section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age seventy and one half (70½); and provided further that in the case of a Participant to whom this clause (B) applies and who retires in a calendar year after the calendar year in which he or she attains age seventy and one half (70½), the Participant’s Accrued Benefit shall be actuarially increased, in the manner prescribed by the Secretary of the Treasury, to take into account the period after age seventy and one half (70½) in which the Participant was not receiving any benefits under the Plan.

     (e)  Notwithstanding any other provision of the Plan to the contrary, distributions shall be made in accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental death benefit requirements of Section 1.401(a)(9)-2, and shall be distributed over the life of such Participant (or over the lives of such Participant and his or her Beneficiary) or over a period not extending beyond the life expectancy of such Participant (or the life expectancy of such Participant and his or her Beneficiary). The provisions of Section 401(a)(9) of the Code and the regulations thereunder shall override any distribution options inconsistent therewith.

     For purposes of this Paragraph, before January 1, 2002, the life expectancy of a Participant and a Participant’s spouse shall be determined in accordance with applicable Treasury Regulations without annual recalculation. Life expectancies and joint and last survivor expectancy shall be determined using the return multiples in Tables V and VI of Treas. Reg. § 1.72-9.

     With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002 (including distributions under this Section and Section 10.06), the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

     With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003 (including distributions under this Section and Section 10.06), the provisions of Section 10.07 shall apply.

     Distribution of Benefits Upon Death.

     (a)  Subject to Paragraph (c) below, the death benefits payable under Section 10.04 shall be paid to the Participant’s Beneficiary within a reasonable time after the Participant’s death as a single lump sum payment in cash. Notwithstanding the preceding sentence:

(i) the Beneficiary may elect to receive payment of the Vested Interest in the Participant’s ESOP Account in substantially equal annual installments over a specified period, which period may not exceed five (5) years; provided that the maximum period over which such distribution may be made is extended by one year (up to five (5) additional years), effective January 1, 2002, for each one hundred sixty thousand dollars ($160,000) or fraction thereof by which the balance of the accounts exceeds eight hundred thousand dollars ($800,000) (or such other amounts as the Secretary of the Treasury or the Code may prescribe);

(ii) a Beneficiary may elect to receive distribution in Stock of all or a portion of the Vested Interest in (A) the Participant’s ESOP Account and (B) to the extent invested in Stock on the Annuity Starting Date, the Participant’s Salary Deferral Contribution Account, Matching Contribution Account, Discretionary Contribution Account, Rollover Contribution Account, and/or Predecessor Plan Account(s). If the Beneficiary elects to receive a distribution in Stock, cash must be distributed in lieu of any fractional shares of Stock allocated to the accounts that are to be distributed in Stock. The Beneficiary may direct the Committee to issue shares of Stock in the sole name of the distributee or in the joint names of the distributee and his or her spouse, child, or other dependent.

     (b)  Notwithstanding Paragraph (a) to the contrary, if a Participant’s Vested Interest does not exceed five thousand dollars ($5,000) as of the date distribution is to commence, his or her Vested Interest shall be distributed to the Beneficiary in a single lump sum as soon as administratively feasible after the Participant’s death.

     (c)  Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) and the regulations thereunder, which are hereby incorporated by reference into this Plan:

(i) If the Participant dies after the distribution of his or her Vested Interest has begun and the Participant dies before his or her entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected under Section 10.05 as of his or her date of death.

(ii) Subject to clause (iii) below, if a Participant dies before the distribution of his or her Vested Interest has begun, then the death benefits payable hereunder shall be distributed to such Participant’s Beneficiary by the end of the calendar year in which the fifth (5th) anniversary of the Participant’s date of death occurs.

(iii) If the Participant’s spouse (determined as of the Participant’s date of death) is the Beneficiary, distributions must be made over a period not extending beyond the life expectancy of the spouse and must commence on or before the later of the end of the calendar year immediately following the calendar year in which the Participant died or would have attained seventy and one half (70½) years of age. If the surviving spouse dies before distribution to such spouse has begun, then the five-year distribution requirement of clause (ii) shall apply as if the spouse was the Participant.

     Minimum Distribution Requirements After 2002.

     (a)  General Rules.

(i) Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(iii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(iv) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph (b)(ii), other than clause (b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Paragraph (b)(ii) and Paragraph (d), unless clause (b)(ii)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If clause (b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under clause (b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under clause (b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Paragraphs (c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

     (c)  Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Paragraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

       (d) Required Minimum Distributions After Participant’s Death.

(i) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Paragraph (d)(ii).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under clause (b)(ii)(A), this Paragraph (d)(ii) will apply as if the surviving spouse were the Participant.

     (e)  Definitions.

(i) Designated beneficiary. The individual who is designated as the beneficiary under Section 1.07 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under (b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) Required beginning date. The date specified in Section 10.05(d) of the Plan.

     Commencement of Benefits. Any payment of benefits from the Plan will be made as soon as administratively feasible following the Valuation Date on which the Participant’s Vested Interest is to be determined. Notwithstanding the foregoing, unless the Participant elects to defer the payment of benefits, the payment of benefits will commence no later than the sixtieth (60th) day following the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains Normal Retirement Age, (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, and (c) the date the Participant terminates employment with the Company.

     Payment Upon Incapacity. The Plan Administrator may suspend the payment of benefits under the Plan to any person if it determines in its sole discretion that such person is incapacitated so as to be unable to manage his or her financial affairs. In such case, the Plan Administrator shall direct the Trustee to resume the payment of benefits under the Plan to the conservator or other legal representative appointed for such incapacitated person.

     Payment Under Qualified Domestic Relations Order. All rights and benefits provided to a Participant under this Plan shall be subject to the rights of any alternate payee under a Qualified Domestic Relations Order. If authorized by a Qualified Domestic Relations Order, an alternate payee may elect to receive an immediate distribution of all or a portion of the Participant’s Vested Interest even if the affected Participant has not reached his or her earliest retirement age. For purposes of this Section, “alternate payee” and “earliest retirement age” shall have the meaning set forth in Section 414(p) of the Code.

     Direct Rollovers.

     (a)  A Participant who is entitled to receive an Eligible Rollover Distribution may elect to have such distribution (or a portion thereof not less than five hundred dollars ($500)) made directly to an eligible retirement plan (“direct rollover election”).

     An alternate payee who is entitled to receive an Eligible Rollover Distribution pursuant to a Qualified Domestic Relations Order and who is the spouse or a former spouse of a Participant may make a direct rollover election as if such alternate payee were the Participant.

     A surviving spouse who is entitled to receive an Eligible Rollover Distribution (after December 31, 2001) by reason of the Participant’s death may make a direct rollover election as if such surviving spouse were the Participant.

     (b)  No earlier than ninety (90) days and no later than thirty (30) days before an Eligible Rollover Distribution is to be made, the Plan Administrator shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with a written explanation of:

(i) the rules under which he or she may make a direct rollover election;

(ii) the legal requirement that federal income tax be withheld from the distribution if he or she does not elect a direct rollover;

(iii) the rules under which the amount that he or she actually receives will not be subject to federal income tax if such amount is transferred (“rolled over”) within sixty (60) days after being received pursuant to Section 402(c) of the Code;

(iv) the rules, if applicable, for receiving special income tax averaging, or capital gain treatment, under Section 402(d) of the Code; and

(v) the Plan provisions under which a direct rollover election with respect to one payment in a series of periodic payments will apply to all subsequent payments until such election is changed.

     Notwithstanding the foregoing to the contrary, if an Eligible Rollover Distribution is one of a series of periodic payments, the explanation required by this Paragraph (b) shall be provided annually as long as such payments continue.

     (c)  A direct rollover election shall be made in such manner and at such time as the Plan Administrator shall prescribe, and shall include:

(i) the name of the eligible retirement plan;

(ii) a statement that such plan is an eligible retirement plan; and

(iii) any other information necessary to permit a direct rollover by the means selected by the Plan Administrator.

     An election to make a direct rollover with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series until such election is changed; such change with respect to subsequent payments may be made at any time.

     (d)  Notwithstanding Paragraph (b) to the contrary, if an individual, after receiving the written explanation required by subsection (b) affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such written explanation was given, provided the Plan Administrator has informed such individual, in writing, of his or her right to a period of at least thirty (30) days to make such election.

     (e)  As used in this Section, the term “eligible retirement plan” means an individual retirement account described in Code Section 408(a); an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); a qualified trust; an annuity plan described in Code Section 403(a); and, effective for distributions made after December 31, 2001, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

     (f)  A direct rollover shall be made in cash; provided, however, with respect to a Participant who ceases to be employed by the Company (and is no longer employed by the Company or an Affiliate) as a result of the sale of certain branches of Peoples Heritage Bank to Katahdin Trust Company on November 17, 2000, and who elects a direct rollover of his or her Vested Interest to the Katahdin Trust Company 401(k) Plan (“Katahdin Plan”), and at the time of such distribution there remain any outstanding loans with respect to his or her Aggregate Account that are not in default, then, notwithstanding Section 8.03(g) to the contrary, such unpaid loans shall not be treated as due and payable immediately as of the date such distribution is made and instead shall be transferred to the Katahdin Plan. The promissory note(s) evidencing such loan(s) shall be assigned to the Katahdin Plan, and the Participant’s obligation to this Plan shall be deemed to be paid in full as of the date distribution is made. Such a Participant shall be treated as receiving a distribution of his or her entire Aggregate Account.

     Distributions to Qualified Participants. This Section shall apply to a Participant’s ESOP Account determined as of December 31, 2003.

     (a)  Each Qualified Participant may elect annually within ninety (90) days after the close of each Plan Year in the Qualified Election Period withdraw not more than twenty-five percent (25%) of the amounts credited to his or her ESOP Account as of the last day of the Plan Year (taking into account in applying the twenty-five percent (25%) limitation any amounts previously withdrawn pursuant to this Section); provided, however, that in the case of the Plan Year with respect to which the Qualified Participant can make his or her last withdrawal election pursuant to this Section, this sentence shall be applied by substituting “fifty percent (50%)” for “twenty-five percent (25%).” Any election pursuant to this Section must be in writing, on a form or forms supplied by the Committee, and must be received by the Employer not later than ninety (90) days after the close of the Plan Year to which the election relates.

     (b)  Unless otherwise elected by the Qualified Participant in accordance with the following sentence, distributions of amounts withdrawn from the ESOP Account of a Qualified Participant pursuant to this Section shall be made in cash. A Qualified Participant may elect in writing on the election form described in Paragraph (a) to receive all or a portion of the amounts withdrawn from the Qualified Participant’s ESOP Account pursuant to this Section in whole shares of Stock, with cash distributed in lieu of any fractional shares. Distributions of amounts withdrawn pursuant to this Section, whether in shares of Stock or cash, shall be made no later than ninety (90) days after the close of the period during which the withdrawal election may be made.

     (c)  For purposes of this Section, the term “Qualified Participant” means any Participant who has completed at least ten (10) years of participation under the Plan and has attained age fifty-five (55), and the term “Qualified Election Period” means the six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a Qualified Participant.

     (d)  Notwithstanding the foregoing to the contrary, if the Fair Market Value (determined as of the Valuation Date immediately preceding the first day on which a Qualified Participant is otherwise eligible to make an election under Paragraph (a) of the shares of Stock acquired by or contributed to the Plan and allocated to the Qualified Participant’s ESOP Account is five hundred dollars ($500) or less, then the Qualified Participant shall not be eligible to make an election to receive a distribution under this Section; provided that, if the Fair Market Value of the shares of Stock acquired by or contributed to the Plan and allocated to the Qualified Participant’s ESOP Account should thereafter exceed five hundred dollars ($500) on a Valuation Date that falls within the Qualified Election Period, then all shares of Stock allocated to such account shall be subject to the election provided in this Section for the remainder of the Qualified Election Period.

     (e)  Notwithstanding the foregoing to the contrary, a Predecessor Plan Participant shall be a Qualified Participant with respect to his or Predecessor Plan Account attributable to the Separate ESOP if he or she has completed at least ten (10) years of participation under the Plan and the Predecessor Plan and has attained age fifty-five (55) (or such lesser number of years of participation or lower age as is provided under the Predecessor Plan on its Plan Affiliation Date).

ADMINISTRATION OF THE PLAN

     Plan Administrator. The general administration of the Plan shall be vested in the Plan Administrator, who shall be a named fiduciary for purposes of Section 402(a)(2) of ERISA. In performing its duties hereunder, the Plan Administrator shall have the fullest discretion permitted by law and shall have all powers granted by the provisions of the Plan except those specifically granted or allocated to the Board, the Trustee and any investment manager.

     Powers and Duties. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

     (a)  to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof;

     (b)  to construe all terms, provisions, conditions and limitations of the Plan;

     (c)  to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

     (d)  to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Plan Administrator may deem necessary or advisable in the proper and efficient administration of the Plan;

     (e)  to determine all factual and interpretation questions relating to benefits under the Plan;

     (f)  to prescribe procedures to be followed by Participants, Beneficiaries and alternate payees when requesting benefits hereunder;

     (g)  to prepare, file and distribute, in such manner as the Plan Administrator determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA;

     (h)  to make a determination as to the right of any person to a benefit under the Plan;

     (i)  to select any investment managers;

     (j)  to receive and review reports from the Trustee and any investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;

     (k)  to instruct the Trustee to grant loans as provided under Section 8.03, above;

     (l)  to determine and instruct the Trustee and any investment manager on the funding and investment policies, methods and objectives of the Trust;

     (m)  to designate those Trust assets over which the Trustee and each investment manager shall have control; and

     (n)  to prepare and submit all reports, notices, insurance premiums and applications with respect to the Plan and the Trust required by law and for the continued qualification of the Plan and Trust under Sections 401 and 501 of the Code.

     Delegation of Ministerial Duties. The Plan Administrator may delegate to any of its members or to any Employee or Employees, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

     Investment Manager. The Plan Administrator may, in its sole discretion, appoint an investment manager, with power to manage, acquire or dispose of all or any portion of the Trust Fund who (a) is registered as an investment adviser under the Investment Advisers Act of 1940; is not so registered by reason of paragraph (1) of Section 203(A)(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and at the time the fiduciary last filed the registration form most recently filed by the fiduciary with such state in order to maintain the fiduciary’s registration under the laws of such state, also filed a copy of such form with the Secretary; is a bank, as defined in said Act; or is an insurance company qualified to manage, acquire, or dispose of all or any portion of the Trust Fund under the laws of more than one state; and (b) has acknowledged, in writing, that it is a fiduciary with respect to the Plan and Trust. Upon such appointment, the Plan Administrator shall not be liable for the acts of the investment manager. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Plan Administrator at any time and within its sole discretion.

     Benefit Claim Procedure.

     (a)  A claim for a benefit under the Plan shall be submitted to the Plan Administrator by the claimant or his or her authorized representative. Submissions shall be made by such written, telephonic or electronic means as are prescribed by the Plan Administrator and within the time period specified by the Plan Administrator, provided, however that a claim for a Disability Benefit shall be made within six (6) months from the date the Participant suffered a Total and Permanent Disability, or his or her last full day of active employment, whichever is later. Satisfactory proof of eligibility and information necessary to determine the amount of such payments, including, where appropriate, proof of age, Social Security status, death of an Employee or a prior beneficiary, appointment as executor, administrator or guardian and such other information as is reasonably required in the circumstances must be submitted.

     (b)  If a claim is wholly or partially denied, the Plan Administrator shall furnish the claimant with written or electronic notification of the adverse benefit determination. Any electronic notification shall comply with the standards imposed by 29 C.F.R. § 2520.104(b)-1(c)(i), (iii) and (iv). The notification shall set forth in a manner calculated to be understood by the claimant:

(i) The specific reason or reasons for the adverse benefit determination;

(ii) Reference to the specific Plan provisions on which the determination is based;

(iii) A description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation why such material or information is necessary; and

(iv) A description of the Plan’s procedures for review of an adverse benefit determination and the time limits applicable to such procedures, including, effective January 1, 2002, a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

Such notification shall be furnished to the claimant within ninety (90) days after receipt of his or her claim, unless special circumstances require an extension of time for processing his or her claim. If an extension of time for processing is required, the Plan Administrator shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension and the date by which the Plan Administrator expects to render the benefit determination. In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

     (c)  A claimant or his or her authorized representative may appeal an adverse benefit determination by filing a written request for review with the Plan Administrator. Such request must be delivered to the Plan Administrator within sixty (60) days after receipt by the claimant of notification of the adverse benefit determination. A claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing. In particular, effective January 1, 2002, a claimant and his or her duly authorized representative:

(i) May submit to the Plan Administrator written comments, documents, records, and other information relating to the claim for benefits; and

(ii) Shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

Effective January 1, 2002, the Plan Administrator’s review of any adverse benefit determination shall take into account all comments, documents, records and other information submitted by the claimant or his or her authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     (d)  The Plan Administrator shall provide the claimant with written or electronic notification of the benefit determination on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing. Any electronic notification shall comply with the standards imposed by 29 C.F.R. § 2520.104(b)-1(c)(i), (iii) and (iv). If an extension of time for processing is required, the Plan Administrator shall, prior to the termination of the initial 60-day period, furnish the claimant with written notice indicating the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of sixty (60) days from the end of the initial 60-day period.

     In the case of an adverse benefit determination on review, the notification shall set forth in a manner calculated to be understood by the claimant:

(i) The specific reason or reasons for the adverse determination;

(ii) Reference to the specific Plan provisions on which the determination is based; and

(iii) Effective January 1, 2002, (A) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits;

and (B) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

     Conclusiveness of Records. In administering the Plan, the Plan Administrator may conclusively rely upon the Company’s payroll and personnel records maintained in the ordinary course of business.

     Conclusiveness of Actions. Any action or determination taken or made by the Plan Administrator in its discretion shall be conclusive and binding upon all individuals.

ADMINISTRATION OF THE FUND

     Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Plan Administrator and the cost of furnishing any bond or security required of the Plan Administrator shall be paid by the Company; provided, however, that the Board in its discretion may elect at any time to require the Trust Fund to pay part or all thereof (excluding Trustee fees), and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants and Beneficiaries. Any election for payment of expenses from the Trust Fund by the Board shall not bind the Board as to its right to elect, with respect to the same or other expenses, to have such expenses paid directly by the Company.

     Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Plan Administrator shall maintain a Salary Deferral Contribution Account, Matching Contribution Account, ESOP Account, Rollover Contribution Account, Predecessor Plan Account, and Aggregate Account in the name of each Participant, but the maintenance of such accounts shall not mean that such Participant shall have a greater or lesser interest than that due him or her by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund.

     Disbursements and Distributions. The Trustee shall make disbursements for the purposes of investment as the Trustee in its sole discretion deems advisable and proper. The Trustee shall make disbursements for the payment of expenses upon approval by the Plan Administrator, and the Trustee shall have no other responsibility with respect to such disbursements. The Trustee shall make distributions to Participants and Beneficiaries in accordance with the instructions of the Plan Administrator, observing the amounts, frequency of payment, names, addresses and other similar instructions given by the Plan Administrator, and the Trustee shall have no other responsibility with respect to such distributions.

     Trust Accounting. The Trustee shall keep full accounts of all its receipts, disbursements, and investments in the Trust Fund. Within a reasonable period following the close of each Plan Year or the termination of the Trust, the Trustee shall render to the Plan Administrator an accounting of its administration of the Trust during the preceding year or interim period. Said accounting shall be made available at all reasonable times for inspection or audit by any person designated by the Plan Administrator and by any other person or entity to the extent required by law. The written approval of any accounting by the Plan Administrator (or failure to except or object in writing to the Trustee as to any matter or transaction stated therein within sixty (60) days after receipt of any account) shall be final and binding upon them and upon all persons who may be or become interested in this Trust as to all matters and transactions stated in such account.

TRUSTEES

     Appointment and Succession. The Company may appoint one or more additional Trustees at any time. In the event of a vacancy in the office of Trustee, whether by reason of the death, legal incapacity, resignation, or removal of a Trustee, the Company may designate and appoint a successor Trustee, but should there be no Trustee, then the Company shall designate one or more successor Trustees. In the event that the Company shall go out of existence or shall fail to appoint a required Trustee within a reasonable period of time, then the remaining Trustee or Trustees shall appoint a successor Trustee. The successor Trustee shall have all the powers conferred herein upon an original Trustee, but shall not be responsible for the acts, omissions, or accounts of his or her predecessor Trustee. Any successor Trustee shall immediately and automatically vest in the title to any property in the Trust Fund.

     Resignation and Removal. Any Trustee may resign from this Trust by sending written notice to the Company. The Company may remove a Trustee at any time by sending written notice to the Trustee. Thereupon, the Trustee shall render to the Company an accounting of his or her administration of this Trust from the Trustee’s last annual accounting to the date of resignation or removal and shall perform all acts necessary to transfer the assets of this Trust to his or her successor.

     Trustee Powers. The Trustee shall have the power to do all such acts, take all such proceedings, and exercise all such rights and privileges as the Trustee may deem necessary to administer the funds and to carry out the purposes of the Plan and Trust.

AMENDMENT AND TERMINATION

     Amendments.

     (a)  No amendment may be made which would vary the Plan’s exclusive purpose of providing benefits to Participants, and their beneficiaries, and defraying reasonable expenses of administering the Plan or which would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall, except to the extent permitted under Section 412(c)(8) of the Code, decrease a Participant’s Aggregate Account balance or, except to the extent permitted by regulations, eliminate an optional form of benefit. In addition, no amendment shall have the effect of decreasing a Participant’s Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

     (b)  Subject to the limitations in this Section and any other limitations contained in ERISA or the Code, the Board may make any amendment to the Plan including, but not limited to, an increase or decrease of contributions, a change or modification of the method of allocation of contributions or forfeitures, or a change of the provisions relating to the administration of the Plan.

     (c)  Nothing herein shall be construed as prohibiting any amendment or modification of the Plan which is required in order to comply with provisions of any law or regulation relating to the establishment or maintenance of the Plan, including but not limited to the establishment and maintenance of the Plan as a qualified retirement plan or trust under applicable provisions of the Code and to comply with ERISA, even though such amendment or modification is made retroactively or adversely affects the rights or interests of a Participant of the Plan. Any such modifications or amendment shall be approved by the Plan Administrator without further authorization from the Board.

     (d)  If the vesting schedule in effect under the Plan is amended, each Participant who has completed at least three (3) Years of Service may elect to have the vested percentage of such portion of his or her Aggregate Account determined without regard to such amendment. The Plan Administrator shall promptly give each such Participant written notice of the adoption of any such amendment and the availability of the election to have the vested percentage of such portion of his or her Aggregate Account determined without regard to such amendment. An election by a Participant shall be in writing and shall be effective if filed with the Plan Administrator at any time during the period beginning with the date such amendment is adopted and ending on the later of (i) the date which is sixty (60) days after the day such amendment is adopted, (ii) the date which is sixty (60) days after the day such amendment becomes effective, or (iii) the date which is sixty (60) days after the day the Participant receives written notice of such amendment. An election once made shall be irrevocable. For purposes of this Section, a Participant shall be considered to have completed three (3) Years of Service if the Participant has completed three (3) Years of Service prior to the expiration of the period in which an election could be made.

     (e)  If the Plan is amended to reduce or eliminate Company Matching Contributions during the Plan Year, such reduction or elimination shall be effective no earlier than the later of 30 days after the date the supplemental notice described in Section 3.06 is provided to Eligible Employees and the date such amendment is adopted.

     Discontinuance of Contributions.

     (a)  The Company has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Company realizes that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable to continue to make its contributions to the Trust. Therefore, the Company shall have the power to discontinue contributions to the Plan, terminate the Plan or partially terminate the Plan at any time.

     (b)  If the Plan is amended so as to permanently discontinue Company contributions, or if Company contributions are in fact permanently discontinued, each affected Participant shall have a fully Vested Interest in his or her Aggregate Account effective as of the date of discontinuance. In case of discontinuance, the Plan Administrator shall continue to administer the Plan and all other provisions of the Plan which are necessary, in the opinion of the Plan Administrator, for equitable operation of the Plan shall remain in force.

     (c)  If the Plan is terminated or partially terminated, each affected Participant shall have a fully Vested Interest effective as of the termination date. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

     (d)  Upon discontinuance or termination, any previously unallocated contributions, forfeitures and net income (or net loss) shall be allocated to the accounts of Participants on such date of discontinuance or termination as if such date of discontinuance or termination were a Valuation Date. Thereafter, net income (or net loss) shall continue to be allocated to Participants’ accounts until the balances thereunder are distributed. In the event of termination, the date of the final distribution shall be treated as a Valuation Date.

     (e)  In the case of a total or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall be entitled in its sole discretion to pay the balance of an affected Participant’s Aggregate Account in a single lump sum payment.

     Merger, Consolidation or Transfer of Assets. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other retirement or pension plan maintained or to be established for the benefit of some or all of the Participants in this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

     (a)  each Participant would (if either this Plan or the other plan terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated);

     (b)  the Board shall have authorized such merger, consolidation, or transfer of assets, and the board of directors of any new or successor employer of the affected Participants shall have agreed to an assumption of liabilities with respect to such Participants’ inclusion in the new or successor employer’s plan; and

     (c)  such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

     Manner of Amendment or Termination. Except as otherwise provided in the Plan, any amendment, modification, suspension, or termination of the Plan shall be formally adopted or approved by the Board by resolution, unanimous written consent, or any other method authorized under the by-laws of the Company, and shall be effective on the date of its adoption or approval or such other date as is specified therein; provided, however, the Board may delegate to the Plan Administrator or other party (by formally-adopted or approved resolution, unanimous written consent, or any other method authorized under the by-laws of the Company) the authority to amend or modify the Plan.

PARTICIPATING EMPLOYERS

     Adoption by Participating Employers. The Board or its delegate, which may be the Plan Administrator, may cause any Affiliate, whether or not presently existing, to become a Participating Employer hereunder. The provisions of the Plan shall apply separately and equally to each Participating Employer and its employees in the same manner as is expressly provided for the Company and its Employees, except to the extent specifically provided otherwise in the Plan and except that provisions granting powers, rights and duties under the Plan to the Board shall apply exclusively to the board of directors of Banknorth Group, Inc. The Board may, in its discretion, terminate a Participating Employer’s participation in this Plan at any time. If such discontinuance of participation is due to the establishment of a separate plan, the Trustee shall take whatever action is necessary to effect a transfer of the applicable assets to such separate plan. Otherwise, such assets shall continue to be held under this Plan and the provisions hereof shall govern.

     Single Plan. For purposes of the Code and ERISA, the Plan as adopted by the Participating Employers shall constitute a single plan rather than a separate plan of each Participating Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their Beneficiaries.

PREDECESSOR PLANS AND ACCOUNTS

     Article Controls. The provisions of this Article shall take precedence over any conflicting provisions of any other Article of the Plan with respect to the benefits, rights, and features of a Predecessor Plan remaining in effect with respect to a Participant’s Predecessor Plan Account.

     Predecessor Plans. The plans identified on Appendix to the Plan shall be Predecessor Plans as of their respective Plan Affiliation Dates stated therein.

     Merger Provisions. The following provisions shall be applicable to the merger of each Predecessor Plan with this Plan as of the applicable Plan Affiliation Date:

     (a)  All participant accounts, employer contributions accounts, suspense accounts, outstanding forfeitures, and loans under the Predecessor Plan shall be transferred to this Plan;

     (b)  All of the Predecessor Plan’s assets shall be transferred to this Plan;

     (c)  All of the Predecessor Plan’s benefit obligations shall be transferred to this Plan and become the responsibility of the Plan;

     (d)  On and after the Plan Affiliation Date, the rights of participants and beneficiaries of participants under the Predecessor Plan shall be determined strictly in accordance with the terms of this Plan; provided that, in accordance with Paragraph (g), each such participant’s Predecessor Plan Account shall be invested and reinvested in accordance with the applicable provisions of the Predecessor Plan until the date on which the Predecessor Plan’s assets are transferred to the trust under this Plan (“transfer date”);

     (e)  On the Plan Affiliation Date, the vested interest in the Plan of each Participant whose account is transferred from the Predecessor Plan shall be no less than his or her vested employer contributions account and his or her participant contributions account under the Predecessor Plan on the date preceding the merger;

     (f)  The Trustee shall accept the Predecessor Plan’s assets when transferred and shall have all the rights, duties, powers and responsibilities with respect to such assets as prescribed under Article XIII of the Plan; and

     (g)  Pursuant to Article VI of the Plan, each Participant who has an account transferred from the Predecessor Plan shall make an investment election with respect to such Predecessor Plan Account which shall be applicable as of the transfer date, and shall invest and reinvest his or her Predecessor Plan Account in accordance with the provisions thereof.

     Predecessor Plan Accounts. Each Predecessor Plan Account shall separately reflect the balance of each sub-account thereunder as of the Plan Affiliation Date.

     Distribution of Predecessor Plan Accounts. Notwithstanding any other provision of the Plan to the contrary, with respect to his or her Predecessor Plan Account only, a Predecessor Plan Participant may elect an optional form of payment made available under the applicable Predecessor Plan as in effect immediately prior to the Plan Affiliation Date if the distribution is made or commences before January 1, 2002 (or, if later, the earlier of: (i) the ninetieth (90th) day after the date such Participant has been furnished a summary of material modifications (or summary plan description) that reflects this provision, or (ii) the first day of the Plan Year following the Plan Year in which occurs the applicable Predecessor Plan Affiliation Date). For purposes of this Section, an “optional form of payment” is a distribution form with respect to a Predecessor Plan Account, including all features relating to such form that are protected under Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4. Effective January 1, 1998, the “required beginning date” for any distribution under this Section shall be determined under Section 10.05(d)(i).

     Predecessor Plan Accounts Subject to Survivor Annuity Requirements. The Plan shall be a “transferee plan” (within the meaning of Treasury Regulation Section 1.401(a)-20) with respect to each Predecessor Plan Account attributable to the SBERA 401(k) Plan As Adopted by Family Mutual Savings Bank, and each other Predecessor Plan Account that may be held under this Plan as a result of a merger, spinoff, or other transaction having the effect of a transfer that is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code. Notwithstanding any other provision of the Plan to the contrary, if the Plan is a transferee plan with respect to any portion of a Participant’s Aggregate Account, then his or her entire Aggregate Account (excluding his or her ESOP Account) shall be subject to such survivor annuity requirements. With respect to such requirements:

     The Participant’s Aggregate Account (excluding his or her ESOP Account) shall be administered in accordance with the applicable Predecessor Plan as in effect on the date immediately preceding the Plan Affiliation Date.

     The Participant may elect an optional form of payment made available under the applicable Predecessor Plan as in effect immediately prior to the Plan Affiliation Date if the distribution is made or commences before January 1, 2002 (or, if later, the earlier of: (i) the ninetieth (90th) day after the date such Participant has been furnished a summary of material modifications (or summary plan description) that reflects this provision, or (ii) the first day of Plan Year following the Plan Year in which occurs the applicable Predecessor Plan Affiliation Date).

     Effective for any distribution that is made or commences on or after January 1, 2002 (or, if later, the earlier of: (i) the ninetieth (90th) day after the date such Participant has been furnished a summary of material modifications (or summary plan description) that reflects this provision, or (ii) the first day of the Plan Year following the Plan Year in which occurs the applicable Predecessor Plan Affiliation Date), the normal form of payment shall be determined in accordance with the applicable Predecessor Plan and the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code. The Participant may elect, in the manner described in Section 4.02 of the Banknorth Group, Inc. Retirement Plan, to receive payment of his or her Aggregate Account as a single lump sum payment in cash that is otherwise identical (within the meaning of subsection (e) of Q&A-2 of Treasury Regulation § 1.411(d)-4) to the optional forms of benefit that would have been available to the Participant under the Predecessor Plan immediately prior to such date.

Each Aggregate Account (excluding the Predecessor Plan Participant’s ESOP Account) that is subject to survivor annuity requirements hereunder shall be accounted for in the manner described in Treasury Regulation Section 1.401(a)-20, Q&A-5(b).

     Predecessor Plan ESOP Accounts. For periods before January 1, 2001, each Predecessor Plan Account or portion thereof that is an ESOP Account under the Banknorth Group, Inc. Employee Savings Plan (the “KSOP”) immediately prior to the Plan Affiliation Date of the KSOP, including a matching contribution account under the KSOP that is attributable to any period beginning on or after January 1, 1999, shall, notwithstanding any other provision of this Plan to the contrary, be subject to all applicable provisions of article XVII of the KSOP and shall be administered in accordance with such article XVII as in effect on the date immediately preceding the Plan Affiliation Date.

TOP HEAVY PROVISIONS

     Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under Section 416 of the Code.

     Definitions. For purposes of this Article, the following terms and phrases shall have the respective meanings set forth below:

     (a)  “Account Balance” means, as of any Valuation Date, the aggregate amount credited to an individual’s account or accounts under a qualified defined contribution plan maintained by the Company or an Affiliate (excluding employee contributions which were deductible within the meaning of Section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or an Affiliate), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

     (b)  “Accrued Benefit” means, as of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to Section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or an Affiliate, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Company or an Affiliate increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Company and the Affiliates or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

     (c)  “Aggregation Group” means the group of qualified plans maintained by the Company and each Affiliate consisting of (1) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code and any other plan which the Company elects to include as a part of such group; provided, however, that the Company may not elect to include a plan in such group if its inclusion would cause the group to fail to meet the requirements of Sections 401(a)(4) or 410 of the Code.

     (d)  “Assumptions” means the interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

     (e)  “Determination Date” means, for the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

     (f)  “Key Employee” means a “key employee” as defined in Section 416(i) of the Code and the Treasury Regulations thereunder.

     (g)  “Valuation Date” means, with respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the Trust Fund established under such plan was valued and the net income (or loss) thereof allocated to participants’ accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a

Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under Section 412 of the Code.

     Top-Heavy Status.

     (a)  The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds sixty percent (60%) of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with Section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Company at any time during the five-year period ending on the applicable Determination Date shall not be considered.

     (b)  If the Plan is determined to be top-heavy for a Plan Year, the Company shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not terminated his or her employment as of the last day of such Plan Year an amount equal to the lesser of (1) three percent (3%) of such Participant’s Section 415 Compensation for such Plan Year or (2) a percent of such Participant’s Section 415 Compensation for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee’s Salary Deferral Contribution Account and Company Contribution accounts for such Plan Year by such Key Employee’s Section 415 Compensation. The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Participant employed on the last day of such Plan Year shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Company’s contributions for such Plan Year. The minimum contribution required to be made pursuant to this Paragraph shall also be made for an Employee who is not a Key Employee and who is excluded from participation in the Plan for failing to make Salary Deferrals.

     Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year beginning before January 1, 2000, the Company’s contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting “four percent” in lieu of “three percent” in Clause (1) hereof to the extent that the Board determines to so increase such contribution to comply with the provisions of Section 416(h)(2) of the Code.

     Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in another defined contribution plan sponsored by the Company or an Affiliate if such Participant receives under such other defined contribution plan (for the Plan Year of such plan ending with or within the Plan Year of this Plan) a contribution which is equal to or greater than the minimum contribution required by Section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in a defined benefit plan sponsored by the Company or an Affiliate if such Participant accrues under such defined benefit plan (for the Plan Year of such plan ending with or within the Plan Year of this Plan) a benefit which is at least equal to the benefit described in Section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in Section 416(c)(1) of the Code.

     Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy. Notwithstanding the foregoing, the nonforfeitable interest of each Participant’s Aggregate Account as of such Determination Date shall not be reduced.

     Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or ERISA.

     Modification of Top-Heavy Rules After 2001

     (a)  Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends this Article XVII.

     (b)  Determination Of Top-Heavy Status.

(i) Key Employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Section 415 Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual Section 415 Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(ii) Determination Of Present Values And Amounts. This clause (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(A) Distributions During Year Ending On The Determination Date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(B) Employees Not Performing Services During Year Ending On The Determination Date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

     (c)  Minimum Benefits.

(i) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(ii) Contributions Under Other Plans; Minimum Benefits for Employees Also Covered Under Another Plan. Notwithstanding the foregoing, the provisions of Section 17.03(b) regarding a Participant who is a participant in another defined contribution plan sponsored by the Company or an Affiliate and/or who is a Participant in a defined benefit plan sponsored by the Company or an Affiliate are incorporated herein by reference.

MISCELLANEOUS

     Not Contract of Employment. The adoption and maintenance of this Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time, nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person’s right to terminate his or her employment at any time.

     Non-Assignability of the Right to Receive Benefits.

     (a)  Except with respect to the creation, assignment, or recognition of a right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order, and subject to Paragraph (b), no benefit payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such benefit shall be in any manner liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person nor shall it be subject to attachment or legal process for or against any person, and the same shall not be recognized under the Plan, except to the extent as may be provided pursuant to a Qualified Domestic Relations Order or an order or requirement to pay described in Paragraph (b), or otherwise required by law.

     (b)  Effective August 5, 1997, Paragraph (a) shall not apply to any offset of a Participant’s Aggregate Account balance against an amount that the Participant is ordered or required to pay to the Plan, and the Plan shall not be treated as failing to meet the requirements of Code Sections 401(a)(13) or 409(d) solely by reason of such an offset, provided:

(i) the order or requirement to pay arises (A) under a judgment of conviction for a crime involving the Plan; (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person;

(ii) the judgment, order, decree or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Participant’s Aggregate Account balance; and

(iii) in the event that the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distribution of the Participant’s Aggregate Account, if the Participant has a spouse at the time at which the offset is to be made, the requirements of Code Section 401(a)(13)(C)(iii) are satisfied.

     Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and neither the Company nor the Trustee assumes any liability or responsibility for the adequacy thereof. Each person entitled at any time to any payment hereunder shall look solely for such payment to the Trust Fund. The Plan Administrator or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

     No Benefits to the Company. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall never be construed to vest any rights in the Company other than those specifically given herein.

     Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. Instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     Governing Law; Interpretation. The provisions of this Plan shall be construed and enforced according to the laws of the State of Maine, to the extent that such laws are not preempted by the laws of the United States of America, and in such manner as will tend to carry out the purposes of the Plan. Should this Plan be found or be held to contain contradictory clauses or should there appear to be a conflict between different provisions hereof, the interpretation that favors this Plan as a qualified plan under Section 401 of the Code shall govern over any other interpretation; provided, however, that neither the Trustee nor the Plan Administrator shall be under any liability or responsibility for failure of this Plan or the Trust to qualify at any time or for any period as a tax-exempt Plan and Trust under the provisions of the Code or for any tax or increase in tax upon any Participant or Beneficiary by reason of any benefits payable or contributions made hereunder.

     Headings of Sections. The headings of sections and articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     Effect of Mistake. In the event of a mistake or misstatement as to age or eligibility of any individual, or the amount of accrued benefits applicable to a Participant, or distributions made or to be made to a Participant or other individual pursuant the Plan, the Plan Administrator shall, to the extent it deems possible, make such adjustment in its sole discretion as will in its judgment accord to such Participant or other individual the accrued benefits or distributions to which he or she is properly entitled.

     Bonding. Unless exempted by ERISA, every fiduciary (as defined under Section 3(21)(A) of ERISA) shall be bonded in an amount not less than ten percent (10%) of the amount of the funds such fiduciary handles; provided, however, that the minimum bond shall be one thousand dollars ($1,000) and the maximum bond five hundred thousand dollars ($500,000). The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such persons, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Plan to the contrary, the cost of such bonds shall be paid from the Trust Fund, unless otherwise directed by the Plan Administrator.

     USERRA Requirements. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

     EPCRS, Etc. Adjustments. The Company, a Participating Employer, the Plan Administrator, the Trustee, any Investment Manager and any other person providing services to the Plan, acting jointly or singly, as the situation may require, shall take such action, pursuant to the Employee Plans Compliance Resolution System or any successor system, policy or program established by the Internal Revenue Service as may be necessary or appropriate to correct any operational failure occurring in the administration of the Plan.

     IN WITNESS WHEREOF, to record the adoption of the Plan, as amended and restated herein, Banknorth Group, Inc. has caused this instrument to be executed by its duly authorized officer to become effective as of January 1, 2004.

BANKNORTH GROUP, INC.

	By:	/s/ Susan G. Shorey

	Its:	Senior Vice President

Dated: February 5, 2004

APPENDIX Predecessor Plans

     The following table identifies Predecessor Plans that were merged into this Plan after January 1, 2001. The provisions of each Predecessor Plan remaining in effect solely with respect to a Participant’s Predecessor Plan Account in accordance with Article XIV hereof shall be the provisions of each such plan as of the Plan Affiliation Date set forth below, except as is otherwise specifically provided in this Plan to the contrary.

Predecessor Plan	Plan Affiliation Date

Morse Payson & Noyes Incentive Savings Plan	December 31, 2002
Arthur A. Watson & Company, Inc. Employees’ Master Retirement Plan	June 1, 2003
SBERA 401(k) Plan as Adopted by Ipswich Savings Bank	February 28, 2003
Community Insurance Agencies, Inc. 401(k) Plan and Trust	April 1, 2003
Adirondack Community Financial Services 401(k) Plan	April 1, 2003
Southington Savings Bank 401(k) Plan	May 1, 2003
Warren Five Cents Saving Bank 401(k) Plan	June 1, 2003
American Savings Bank Employees’ Savings & Profit Sharing Plan and Trust	October 1, 2003

     Each of the following tables identifies Predecessor Plans that were merged into either the Banknorth Group, Inc. Thrift Incentive Plan or the Banknorth Group, Inc. Profit Sharing and Employee Stock Ownership Plan prior to the merger of the two Banknorth Group, Inc. plans as of the Effective Date. The provisions of each Predecessor Plan remaining in effect solely with respect to a Participant’s Predecessor Plan Account in accordance with Article XIV hereof shall be the provisions of each such plan as of the Plan Affiliation Date set forth below, as modified through the Effective Date (including amendments made by the Schedules included in this Appendix), except as is otherwise specifically provided in this Plan to the contrary.

Predecessor Plans Merged Into the
Banknorth Group, Inc. Thrift Incentive Plan

Schedule	Predecessor Plan	Plan Affiliation Date

1	Mid Maine Savings Bank, FSB 401(k) Savings Plan	January 1, 1996
2	Bank of New Hampshire Corporation Tax Deferred Savings & Investment Plan	July 1, 1996
3	SBERA 401(k) Plan As Adopted By Family Mutual Savings Bank	April 1, 1997
4	Atlantic Bank 401(k) Profit Sharing Plan	December 1, 1997
5	Concord Savings Bank 401(k) Plan	November 1, 1998
6	CFX Corporation 401(k) Plan	December 15, 1998
7	SIS Bank Employees’ Savings Incentive Plan	December 31, 1999
N/A	Individual Account Portion of the Peoples Heritage Financial Group, Inc. Retirement Plan	March 1, 2000
8	Banknorth Group, Inc. Employee Savings Plan	October 1, 2000

Predecessor Plans Merged Into the Banknorth Group, Inc.
Profit Sharing and Employee Stock Ownership Plan

Predecessor Plan	Plan Affiliation Date

Family Mutual Savings Bank Employee Stock Ownership Plan	October 31, 1997
Mid Maine Savings Bank, FSB Employee Stock Ownership Plan	December 1, 1997
Springfield Institution for Savings Employee Stock Ownership Plan	September 30, 1999

Schedule 1 Amendment to the Mid Maine Savings Bank, FSB 401(k) Savings Plan

     The Mid Maine Savings Bank, FSB 401(k) Savings Plan (the “Plan”), as in effect on December 31, 1995, is hereby amended in the following respects, notwithstanding any provision of the Plan to the contrary:

     1.     Effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code of 1986, as amended (the “Code”).

     2.     Effective for limitation years beginning after 1994, pursuant to Code Section 415(c), annual additions that may be allocated to the account of a participant for a limitation year shall not exceed the lesser of (a) $30,000 (as adjusted pursuant to Code Section 415(d)(1)) or (b) Twenty-five percent (25%) of the participant’s compensation taken into account for purposes of Code Section 415(c) for the year.

Schedule 2 Amendment to the Bank of New Hampshire Corporation Tax Deferred Savings & Investment Plan

     The Bank of New Hampshire Corporation Tax Deferred Savings & Investment Plan (the “Plan”), as in effect on June 30, 1996, is hereby amended in the following respects, notwithstanding any provision of the Plan to the contrary:

     1.     Effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code of 1986, as amended (the “Code”).

     2.     Effective for limitation years beginning after 1994, pursuant to Code Section 415(c), annual additions that may be allocated to the account of a participant for a limitation year shall not exceed the lesser of (a) $30,000 (as adjusted pursuant to Code Section 415(d)(1)) or (b) Twenty-five percent (25%) of the participant’s compensation taken into account for purposes of Code Section 415(c) for the year.

Schedule 3 Amendment to the SBERA 401(k) Plan As Adopted by Family Mutual Savings Bank

     The SBERA 401(k) Plan As Adopted by Family Mutual Savings Bank (the “Plan”), as in effect on March 31, 1997, is hereby amended in the following respects, notwithstanding any provision of the Plan to the contrary:

     1.     Effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code of 1986, as amended (the “Code”).

     2.     Effective for limitation years beginning after 1994, pursuant to Code Section 415(c), annual additions that may be allocated to the account of a participant for a limitation year shall not exceed the lesser of (a) $30,000 (as adjusted pursuant to Code Section 415(d)(1)) or (b) Twenty-five percent (25%) of the participant’s compensation taken into account for purposes of Code Section 415(c) for the year.

     3.     Effective generally for plan years commencing after December 31, 1996, an employee shall be considered a “highly compensated employee” if he or she (a) was a five percent owner at any time during the plan year or the preceding plan year; or (b) had compensation from the employer for the preceding plan year in excess of eighty thousand dollars ($80,000) or such higher amount in effect under Section 414(q) of the Code and was in the top-paid group for such year. The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     4.     Effective generally for plan years commencing after December 31, 1996, the family aggregation rules required by Code Section 414(q)(6) prior to the amendment of Section 414(q) by the Small Business Job Protection Act of 1996 (“SBJPA”) are deleted from the Plan. In addition, any reference to the provision for family aggregation as described in Code Sections 401(a)(17)(A) and 404(l), prior to amendment by the SBJPA, is also deleted.

     5.     Effective generally for plan years commencing after December 31, 1996, a “leased employee” for purposes of the Plan shall be a leased employee within the meaning of Code Section 414(n)(2), as amended by the SBJPA.

     6.     Effective generally for plan years commencing after December 31, 1996, for purposes of Code Sections 401(k)(3) and 401(m)(2), the actual deferral percentage and actual contribution percentage for non-highly compensated employees shall be determined using the prior year testing method described in Internal Revenue Service Notices 97-2 and 98-1; provided however, that the plan sponsor may elect to change to the current year testing method in accordance with Notice 98-1.

     7.     Effective generally for plan years commencing after December 31, 1996, any distribution of excess contributions or excess aggregate contributions for any plan year shall be made to highly compensated employees on the basis of the amount of contributions by, or on behalf of, each such employee.

Schedule 4 Amendment to the Atlantic Bank 401(k) Profit Sharing Plan

     The Atlantic Bank 401(k) Profit Sharing Plan (the “Plan”), as in effect on November 30, 1997, is hereby amended in the following respects, notwithstanding any provision of the Plan to the contrary:

     1.     Effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code of 1986, as amended (the “Code”).

     2.     Effective for limitation years beginning after 1994, pursuant to Code Section 415(c), annual additions that may be allocated to the account of a participant for a limitation year shall not exceed the lesser of (a) $30,000 (as adjusted pursuant to Code Section 415(d)(1)) or (b) Twenty-five percent (25%) of the participant’s compensation taken into account for purposes of Code Section 415(c) for the year.

     3.     Effective generally for plan years commencing after December 31, 1996, an employee shall be considered a “highly compensated employee” if he or she (a) was a five percent owner at any time during the plan year or the preceding plan year; or (b) had compensation from the employer for the preceding plan year in excess of eighty thousand dollars ($80,000) or such higher amount in effect under Section 414(q) of the Code and was in the top-paid group for such year. The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     4.     Effective generally for plan years commencing after December 31, 1996, the family aggregation rules required by Code Section 414(q)(6) prior to the amendment of Section 414(q) by the SBJPA are deleted from the Plan. In addition, any reference to the provision for family aggregation as described in Code Sections 401(a)(17)(A) and 404(l), prior to amendment by the SBJPA, is also deleted.

     5.     Effective generally for plan years commencing after December 31, 1996, a “leased employee” for purposes of the Plan shall be a leased employee within the meaning of Code Section 414(n)(2), as amended by the SBJPA.

     6.     Effective generally for plan years commencing after December 31, 1996, for purposes of Code Sections 401(k)(3) and 401(m)(2), the actual deferral percentage and actual contribution percentage for non-highly compensated employees shall be determined using the prior year testing method described in Internal Revenue Service Notices 97-2 and 98-1; provided however, that the plan sponsor may elect to change to the current year testing method in accordance with Notice 98-1.

     7.     Effective generally for plan years commencing after December 31, 1996, any distribution of excess contributions or excess aggregate contributions for any plan year shall be made to highly compensated employees on the basis of the amount of contributions by, or on behalf of, each such employee.

Schedule 5 Amendment to the Concord Savings Bank 401(k) Plan

     The Concord Savings Bank 401(k) Plan (the “Plan”), as in effect on October 31, 1998, is hereby amended in the following respects, notwithstanding any provision of the Plan to the contrary:

     1.     Effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code of 1986, as amended (the “Code”).

     2.     Effective for limitation years beginning after 1994, pursuant to Code Section 415(c), annual additions that may be allocated to the account of a participant for a limitation year shall not exceed the lesser of (a) $30,000 (as adjusted pursuant to Code Section 415(d)(1)) or (b) Twenty-five percent (25%) of the participant’s compensation taken into account for purposes of Code Section 415(c) for the year.

     3.     Effective generally for plan years commencing after December 31, 1996, an employee shall be considered a “highly compensated employee” if he or she (a) was a five percent owner at any time during the plan year or the preceding plan year; or (b) had compensation from the employer for the preceding plan year in excess of eighty thousand dollars ($80,000) or such higher amount in effect under Section 414(q) of the Code and was in the top-paid group for such year. The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     4.     Effective generally for plan years commencing after December 31, 1996, the family aggregation rules required by Code Section 414(q)(6) prior to the amendment of Section 414(q) by the SBJPA are deleted from the Plan. In addition, any reference to the provision for family aggregation as described in Code Sections 401(a)(17)(A) and 404(l), prior to amendment by the SBJPA, is also deleted.

     5.     Effective generally for plan years commencing after December 31, 1996, a “leased employee” for purposes of the Plan shall be a leased employee within the meaning of Code Section 414(n)(2), as amended by the SBJPA.

     6.     Effective generally for plan years commencing after December 31, 1996, for purposes of Code Sections 401(k)(3) and 401(m)(2), the actual deferral percentage and actual contribution percentage for non-highly compensated employees shall be determined using the prior year testing method described in Internal Revenue Service Notices 97-2 and 98-1; provided however, that the plan sponsor may elect to change to the current year testing method in accordance with Notice 98-1.

     7.     Effective generally for plan years commencing after December 31, 1996, any distribution of excess contributions or excess aggregate contributions for any plan year shall be made to highly compensated employees on the basis of the amount of contributions by, or on behalf of, each such employee.

     8.     Effective for plan years commencing after December 31, 1997, for purposes of Code Section 415, compensation shall include any elective deferrals within the meaning of Code Section 402(g)(3) and any amount that is contributed or deferred by the employer at the election of an employee and which is not includable in the gross income of the employee by reason of Section 125 or 457 of the Code.

Schedule 6 Amendment to the CFX Corporation 401(k) Plan

     The CFX Corporation 401(k) Plan (the “Plan”), as in effect on December 14, 1998, is hereby amended in the following respects, notwithstanding any provision of the Plan to the contrary:

     1.     Effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code of 1986, as amended (the “Code”).

     2.     Effective for limitation years beginning after 1994, pursuant to Code Section 415(c), annual additions that may be allocated to the account of a participant for a limitation year shall not exceed the lesser of (a) $30,000 (as adjusted pursuant to Code Section 415(d)(1)) or (b) Twenty-five percent (25%) of the participant’s compensation taken into account for purposes of Code Section 415(c) for the year.

     3.     Effective generally for plan years commencing after December 31, 1996, an employee shall be considered a “highly compensated employee” if he or she (a) was a five percent owner at any time during the plan year or the preceding plan year; or (b) had compensation from the employer for the preceding plan year in excess of eighty thousand dollars ($80,000) or such higher amount in effect under Section 414(q) of the Code and was in the top-paid group for such year. The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     4.     Effective generally for plan years commencing after December 31, 1996, the family aggregation rules required by Code Section 414(q)(6) prior to the amendment of Section 414(q) by the SBJPA are deleted from the Plan. In addition, any reference to the provision for family aggregation as described in Code Sections 401(a)(17)(A) and 404(l), prior to amendment by the SBJPA, is also deleted.

     5.     Effective generally for plan years commencing after December 31, 1996, a “leased employee” for purposes of the Plan shall be a leased employee within the meaning of Code Section 414(n)(2), as amended by the SBJPA.

     6.     Effective generally for plan years commencing after December 31, 1996, for purposes of Code Sections 401(k)(3) and 401(m)(2), the actual deferral percentage and actual contribution percentage for non-highly compensated employees shall be determined using the prior year testing method described in Internal Revenue Service Notices 97-2 and 98-1; provided however, that the plan sponsor may elect to change to the current year testing method in accordance with Notice 98-1.

     7.     Effective generally for plan years commencing after December 31, 1996, any distribution of excess contributions or excess aggregate contributions for any plan year shall be made to highly compensated employees on the basis of the amount of contributions by, or on behalf of, each such employee.

     8.     Effective for plan years commencing after December 31, 1997, for purposes of Code Section 415, compensation shall include any elective deferrals within the meaning of Code Section 402(g)(3) and any amount that is contributed or deferred by the employer at the election of an employee and which is not includable in the gross income of the employee by reason of Section 125 or 457 of the Code.

Schedule 7 Amendment to the SIS Bank Employees’ Savings Incentive Plan

     The SIS Bank Employees’ Savings Incentive Plan (the “Plan”), as in effect on December 30, 1999, is hereby amended in the following respects, notwithstanding any provision of the Plan to the contrary:

     1.     Effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code of 1986, as amended (the “Code”).

     2.     Effective for limitation years beginning after 1994, pursuant to Code Section 415(c), annual additions that may be allocated to the account of a participant for a limitation year shall not exceed the lesser of (a) $30,000 (as adjusted pursuant to Code Section 415(d)(1)) or (b) Twenty-five percent (25%) of the participant’s compensation taken into account for purposes of Code Section 415(c) for the year.

     3.     Effective generally for plan years commencing after December 31, 1996, an employee shall be considered a “highly compensated employee” if he or she (a) was a five percent owner at any time during the plan year or the preceding plan year; or (b) had compensation from the employer for the preceding plan year in excess of eighty thousand dollars ($80,000) or such higher amount in effect under Section 414(q) of the Code and was in the top-paid group for such year. The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     4.     Effective generally for plan years commencing after December 31, 1996, the family aggregation rules required by Code Section 414(q)(6) prior to the amendment of Section 414(q) by the SBJPA are deleted from the Plan. In addition, any reference to the provision for family aggregation as described in Code Sections 401(a)(17)(A) and 404(l), prior to amendment by the SBJPA, is also deleted.

     5.     Effective generally for plan years commencing after December 31, 1996, a “leased employee” for purposes of the Plan shall be a leased employee within the meaning of Code Section 414(n)(2), as amended by the SBJPA.

     6.     Effective generally for plan years commencing after December 31, 1996, for purposes of Code Sections 401(k)(3) and 401(m)(2), the actual deferral percentage and actual contribution percentage for non-highly compensated employees shall be determined using the prior year testing method described in Internal Revenue Service Notices 97-2 and 98-1; provided however, that the plan sponsor may elect to change to the current year testing method in accordance with Notice 98-1.

     7.     Effective generally for plan years commencing after December 31, 1996, any distribution of excess contributions or excess aggregate contributions for any plan year shall be made to highly compensated employees on the basis of the amount of contributions by, or on behalf of, each such employee.

     8.     Effective for plan years commencing after December 31, 1997, for purposes of Code Section 415, compensation shall include any elective deferrals within the meaning of Code Section 402(g)(3) and any amount that is contributed or deferred by the employer at the election of an employee and which is not includable in the gross income of the employee by reason of Section 125 or 457 of the Code.

Schedule 8 Amendment to the Banknorth Group, Inc. Employee Savings Plan

     The Banknorth Group, Inc. Employee Savings Plan (the “Plan”), as in effect on September 30, 2000, is hereby amended in the following respects, notwithstanding any provision of the Plan to the contrary:

     1.     Effective for plan years commencing after December 31, 1997, for purposes of Code Section 415, compensation shall include any elective deferrals within the meaning of Code Section 402(g)(3) and any amount that is contributed or deferred by the employer at the election of an employee and which is not includable in the gross income of the employee by reason of Section 125 or 457 of the Code.

     2.     Effective for distributions made after December 31, 1999, an “eligible rollover distribution” shall not include any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV).